                                                                     Exhibit 1.1

                                    BYE-LAWS

                                       OF

                           Brilliance China Automotive
                                Holdings Limited

           (As adopted by a Resolution passed on 16th November, 2007)

                                TABLE OF CONTENTS

PRELIMINARY ...............................................................    1
SHARES, WARRANTS AND MODIFICATION OF RIGHTS ...............................    6
SHARES AND INCREASE OF CAPITAL ............................................    7
REGISTER OF SHAREHOLDERS AND SHARE CERTIFICATES ...........................   10
LIEN ......................................................................   12
CALLS ON SHARES ...........................................................   13
TRANSFER OF SHARES ........................................................   15
TRANSMISSION OF SHARES ....................................................   18
FORFEITURE OF SHARES ......................................................   19
ALTERATION OF CAPITAL .....................................................   21
GENERAL MEETINGS ..........................................................   23
PROCEEDINGS AT GENERAL MEETINGS ...........................................   25
VOTES OF SHAREHOLDERS .....................................................   28
REGISTERED OFFICE .........................................................   32
BOARD OF DIRECTORS ........................................................   32
APPOINTMENT AND RETIREMENT OF DIRECTORS ...................................   40
BORROWING POWERS ..........................................................   42
EXECUTIVE DIRECTORS, ETC. .................................................   43
MANAGEMENT ................................................................   44
MANAGERS ..................................................................   45
CHAIRMAN AND OTHER OFFICERS ...............................................   45
PROCEEDINGS OF THE DIRECTORS ..............................................   46
MINUTES ...................................................................   48
SECRETARY .................................................................   49
GENERAL MANAGEMENT AND USE OF THE SEAL ....................................   49
AUTHENTICATION OF DOCUMENTS ...............................................   52

CAPITALISATION OF RESERVES ................................................   52
DIVIDENDS, CONTRIBUTED SURPLUS AND RESERVES ...............................   53
DISTRIBUTION OF REALISED CAPITAL PROFITS ..................................   62
ANNUAL RETURNS ............................................................   62
ACCOUNTS ..................................................................   62
AUDITORS ..................................................................   64
NOTICES ...................................................................   66
INFORMATION ...............................................................   68
WINDING UP ................................................................   69
INDEMNITY .................................................................   69
UNTRACEABLE SHAREHOLDERS ..................................................   70
DESTRUCTION OF DOCUMENTS ..................................................   71
RESIDENT REPRESENTATIVE ...................................................   72
MAINTENANCE OF RECORDS ....................................................   73
SUBSCRIPTION RIGHT RESERVE ................................................   73
RECORD DATES ..............................................................   76
STOCK .....................................................................   76

                                  NEW BYE-LAWS

           (AS ADOPTED BY A RESOLUTION PASSED ON 16TH NOVEMBER, 2007)

                                       OF

                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED

            PRELIMINARY

1.    (A)   The marginal notes to these Bye-Laws shall not be deemed to    Marginal Notes
            be part of these Bye-Laws and shall not affect their
            interpretation and, in the interpretation of these Bye-Laws, unless there be something in the subject or context
            inconsistent therewith:-

            "address" shall have the ordinary meaning given to it and      Definitions
            shall include any facsimile number, electronic number or
            address or website used for the purposes of any
            communication pursuant to these Bye-Laws;

            "appointed newspaper" shall have the meaning as defined in     Definitions
            the Companies Act;

            "associates" shall have the meaning ascribed thereto in the Listing Rules;

            "Auditors" shall mean the persons for the time being performing the duties of that office;

            "Bermuda" shall mean the Islands of Bermuda;

            "the Board" shall mean the board of directors of the Company as constituted from time to time or (as the context may require) the majority of Directors present and voting at a meeting of the Directors at which a quorum is present;

            "these Bye-Laws" or "these presents" shall mean these Bye-Laws in their present form and all supplementary, amended or substituted Bye-Laws for the time being in force;

            "call" shall include any instalment of a call;

            "capital" shall mean the share capital from time to time of the Company;

            "the Chairman" shall mean the Chairman presiding at any meeting of shareholders or of the Board;

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                                       -2-


            "Clearing House" means a recognised clearing house within the meaning of Part I of Schedule 1 to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) or a clearing house or authorised shares depository recognised by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a stock exchange in such jurisdiction;

            "the Companies Act" shall mean the Companies Act 1981 of
            Bermuda as may from time to time be amended;

            "the Company" or "this Company" shall mean Brilliance China
            Automotive Holdings Limited incorporated in Bermuda on 9th
            June, 1992;

            "corporate representative" means any person appointed to act in that capacity pursuant to Bye-laws 87A or 87B;

            "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder";

            "Director" means a director of the Company;

            "dividend" shall include scrip dividends, distributions in specie or in kind, capital distributions and capitalisation issues, if not inconsistent with the subject or context;

            "electronic" shall mean relating to technology having electrical, digital, magnetic, wireless, optical electromagnetic or similar capabilities and such other meanings as given to it in the Electronic Transactions Act
            1999 of Bermuda as may be amended from time to time;

            "Head Office" shall mean such office of the Company as the Directors may from time to time determine to be the principal office of the Company;

            "HK$" shall mean Hong Kong dollars or other lawful currency of Hong Kong;

            "holding company" and "subsidiary" shall have the meanings ascribed to them by the Companies Act;

            "Listing Rules" shall mean the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (as amended from time to time);

            "month" shall mean a calendar month;

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                                       -3-


            "Newspapers", in relation to the publication in newspapers of any notice, shall mean in English in one leading English language daily newspaper and in Chinese in one leading
            Chinese language daily newspaper published and circulating generally in the Relevant Territory and specified for this purpose by the stock exchange in the Relevant Territory;

            "paid up" in relation to a share, shall mean paid up or credited as paid up;

            "the Principal Register" shall mean the register of shareholders of the Company maintained in Bermuda;

            "the register" shall mean the Principal Register and any branch register to be kept pursuant to the provisions of the Statutes;

            "Registered Office" shall mean the registered office of the Company for the time being;

            "Registration Office" shall mean in respect of any class of share capital, such place or places in the Relevant
            Territory or elsewhere where the Directors from time to time determine to keep a branch register of shareholders in respect of that class of share capital and where (except in cases where the Directors otherwise agree) transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered;

            "Relevant Territory" shall mean Hong Kong or such other territory as the Directors may from time to time decide if the issued ordinary share capital of the Company is listed on a stock exchange in such territory;

            "Seal" shall mean any one or more common seals from time to time of the Company for use in Bermuda or in any place outside Bermuda;

            "Secretary" shall mean the person or corporation for the time being performing the duties of that office;

            "Securities Seal" shall mean a seal for use for sealing certificates for shares or other securities issued by the Company which is a facsimile of the Seal of the Company with the addition on its face of the words "Securities Seal";

            "share" shall mean share in the capital of the Company;

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                                       -4-


            "shareholder" shall mean the duly registered holder from time to time of the shares in the capital of the Company;

            "Statutes" shall mean the Companies Act and any other act
            (as emended from time to time) for the time being in force of the Legislature of Bermuda applying to or affecting the Company, the Memorandum of Association and/or these presents and shall include the Electronic Transactions Act 1999 of Bermuda as may be amended from time to time;

            "subsidiaries" shall have the meaning ascribed thereto under Rule 1.01 of the Listing Rules;

            "Summary Financial Reports" shall mean the summary financial report which is derived from and summaries the complete annual Directors' report and the Auditors' report and as defined in the Companies Ordinance, Chapter 32 of Laws of Hong Kong;

            "Transfer Office" shall mean the place where the Principal
            Register is situate for the time being;

            "writing" or "printing" shall include writing, printing, lithography, photography, typewriting and every other mode of representing words or figures in a legible and non-transitory form.

      (B)   In these Bye-Laws, unless there be something in the subject    General
            or context inconsistent herewith:

            words denoting the singular shall include the plural and words denoting the plural shall include the singular;

            words importing any gender shall include every gender and words importing persons shall include partnerships, firms, companies and corporations;

            subject as aforesaid, any words or expressions defined in the Companies Act (except any statutory modification thereof not in force when these Bye-Laws become binding on the Company) shall, if not inconsistent with the subject and/or context, bear the same meaning in these Bye-Laws, save that "company" shall where the context permits include any company incorporated in Bermuda or elsewhere; and

            references to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force.

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                                       -5-


      (C)   A resolution shall be a Special Resolution when it has been    Special
            passed by a majority of not less than three-fourths of the     Resolution
            votes cast by such shareholders as, being entitled so to do, vote in person or, by a duly authorised corporate
            representative or, where proxies are allowed, by proxy at a general meeting of which not less than 21 days' notice,
            specifying (without prejudice to the power contained in
            these presents to amend the same) the intention to propose the resolution as a Special Resolution, has been duly given.
            Provided that, if it is so agreed by a majority in number of the shareholders having a right to attend and vote at any
            such meeting, being a majority together holding not less
            than 95 per cent. in nominal value of the shares giving that right, a resolution may be proposed and passed as a Special
            Resolution at a meeting of which less than 21 days' notice has been given.

      (D)   A resolution shall be an Ordinary Resolution when it has       Ordinary
            been passed by a simple majority of the votes cast by such     Resolution
            shareholders as, being entitled so to do, vote in person or by a duly authorised corporate representative or, where
            proxies are allowed, by proxy at a general meeting held in accordance with these presents and of which not less than 14 days' notice has been duly given. Provided that, if it is so agreed by a majority in number of the shareholders having a right to attend and vote at any such meeting, being a
            majority together holding not less than 95 per cent. in
            nominal value of the shares giving that right, a resolution may be proposed and passed as a Ordinary Resolution at a
            meeting of which less than 14 days' notice has been given.

      (E)   A Special Resolution shall be effective for any purpose for    Special
            which an Ordinary Resolution is expressed to be required       Resolution
            under any provision of these Bye-Laws or the Statutes.         effective as
                                                                           Ordinary
                                                                           Resolution

2.    Without prejudice to any other requirements of the Statutes, a       When Special
      Special Resolution shall be required to alter the Memorandum of      Resolution is
      Association, to approve any amendment of these presents or to        required
      change the name of the Company.

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                                       -6-


               SHARES, WARRANTS AND MODIFICATION OF RIGHTS

3.    Without prejudice to any special rights or restrictions for the      Issue of
      time being attaching to any shares or any class of shares, any       shares
      share may be issued upon such terms and conditions and with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary
      Resolution determine (or, in the absence of any such determination or so far as the same may not make specific provision, as the
      Board may determine) and any preference share may, subject to the
      Companies Act and with the sanction of a Special Resolution, be issued on the terms that it is liable to be redeemed upon the happening of a specified event or upon a given date and either at the option of the Company or, if so authorised by the Memorandum of Association of the Company, at the option of the holder.

4.    The Board may, subject to the approval by the shareholders in        Warrants
      general meeting, issue warrants to subscribe for any class of shares or securities of the Company on such terms as the Board may from time to time determine. Where warrants are issued to bearer, no certificate thereof shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original certificate thereof has been destroyed and the
      Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such replacement certificate.

5.    (A)   For the purposes of Section 47 of the Companies Act, if at     How rights of
            any time the capital is divided into different classes of      shares may be
            shares, all or any of the special rights attached to any       modified
            class (unless otherwise provided for by the terms of issue of the shares of that class) may, subject to the provisions of the Companies Act, be varied or abrogated either with the consent in writing of the holders of not less than
            three-fourths in nominal value of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the
            provisions of these Bye-Laws relating to general meetings
            shall mutatis mutandis apply, but so that the necessary
            quorum shall be not less than two persons holding or
            representing by proxy one-third in nominal value of the
            issued shares of that class, and that any holder of shares of the class present in person or by proxy or by a duly
            authorised corporate representative may demand a poll.

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                                       -7-


      (B) The provisions of this Bye-Law shall apply to the variation or abrogation of the special rights attached to the shares of any class as if each group of shares of the class differently treated formed a separate class the rights whereof are to be varied or abrogated.

      (C) The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                     SHARES AND INCREASE OF CAPITAL

6.    (A)   The authorised share capital of the Company is US$80,000,000 divided into 8,000,000,000 shares of US$0.01 each.

      (B)   Subject to the Statutes, the power contained in the            Company to
            Memorandum of Association for the Company to purchase or       purchase its
            otherwise acquire its shares shall be exercisable by the       own shares
            Board upon such terms and subject to such conditions as it thinks fit.

      (C)   Subject, where applicable, to the rules of any relevant        Company to
            stock exchange, the Company may in accordance with an          finance
            employees' share scheme approved by the shareholders in        acquisition of
            general meeting provide money on such terms as the Board       own shares
            thinks fit for the acquisition of fully or partly paid
            shares in the Company or its holding company. For the
            purposes of this Bye-Law, an employees' share scheme is a
            scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of bona fide employees or former employees (including,
            notwithstanding Section 96 of the Companies Act, any such
            bona fide employee or former employee who is or was also a director) of the Company, a subsidiary of the Company or
            holding company or a subsidiary of the Company's holding
            company, or the wives, husbands, widows, widowers or
            children or step-children under the age of twenty-one of
            such employees or former employees.

      (D) Subject, where applicable, to the rules of any relevant stock exchange, the Company, a subsidiary of the Company or holding company or a subsidiary of the Company's holding company may make loans to persons (including,

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                                       -8-


            notwithstanding Section 96 of the Companies Act, any such bona fide employee or former employee who is or was also a director) employed in good faith by the Company with a view to enabling those persons to acquire fully or partly paid shares in the Company or its holding company to be held by them by way of beneficial ownership.

      (E) The conditions subject to which money and loans are provided under paragraphs (C) and (D) of this Bye-Law may include a provision to the effect that when an employee ceases to be employed by the Company, the shares acquired with such financial assistance shall or may be sold to the Company on such terms as the Board thinks fit.

7.    The Company in general meeting may from time to time, whether or     Power to
      not all the shares for the time being authorised shall have been     increase
      issued and whether or not all the shares for the time being issued   capital
      shall have been fully paid up, by Ordinary Resolution increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such class or classes and of such amounts in Hong Kong dollars or United States dollars or such other currency as the shareholders may think fit and as the resolution may prescribe.

8.    Any new shares shall be issued upon such terms and conditions and    On what
      with such rights, privileges or restrictions annexed thereto as      conditions new
      the general meeting resolving upon the creation thereof shall        shares may be
      direct, and if no direction be given, subject to the provisions of   issued
      the Statutes and of these Bye-Laws, as the Board shall determine;
      and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company and with a special right or without any right of voting.

9.    The Company may by Ordinary Resolution, before the issue of any      When to be
      new shares, determine that the same, or any of them, shall be        offered to
      offered in the first instance, and either at par or at a premium,    existing
      to all the existing holders of any class of shares in proportion     shareholders
      as nearly as may be to the number of shares of such class held by them respectively, or make any other provisions as to the issue and allotment of such shares, but in default of any such
      determination or so far as the same shall not extend, such shares may be dealt with as if they formed part of the capital of the
      Company existing

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                                       -9-


      prior to the issue of the same.

10.   Except so far as otherwise provided by the conditions of issue or    New shares to
      by these Bye-Laws, any capital raised by the creation of new         form part of
      shares shall be treated as if it formed part of the original         original
      capital of the Company and such shares shall be subject to the       capital
      provisions contained in these Bye-Laws with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

11.   All unissued shares shall be at the disposal of the Board and it     Shares at the
      may offer, allot (with or without conferring a right of              disposal of
      renunciation), grant options over or otherwise dispose of them to    the Board
      such persons, at such times, for such consideration and generally on such terms as it in its absolute discretion thinks fit, but so that no shares shall be issued at a discount. The Directors shall, as regards any offer or allotment of shares, comply with the provisions of the Companies Act, if and so far as such provisions may be applicable thereto. Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such offer, option or shares to shareholders or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable.
      Shareholders affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of shareholders for any purpose whatsoever.

12.   The Company may at any time pay a commission to any person for       Company may
      subscribing or agreeing to subscribe (whether absolutely or          pay commission
      conditionally) for any shares in the Company or procuring or agreeing to procure subscriptions (whether absolute or
      conditional) for any shares in the Company, but so that the conditions and requirements of the Companies Act shall be observed and complied with, and in each case the commission shall not exceed ten per cent. of the price at which the shares are issued.

13.   Except as otherwise expressly provided by these Bye-Laws or as       Company not
      required by law or as ordered by a court of competent                to recognise
      jurisdiction, no person shall be recognised by the Company as        trusts in
      holding any share upon any trust and, except as aforesaid, the       respect of
      Company shall not be bound by or be compelled in any way to          shares

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                                      -10-


      recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right or claim to or in respect of any shares except an absolute right to the entirety thereof of the registered holder.

             REGISTER OF SHAREHOLDERS AND SHARE CERTIFICATES

14.   (A)   The Board shall cause to be kept a register of the             Share register
            shareholders and there shall be entered therein the
            particulars required under the Companies Act.

      (B)   Subject to the provisions of the Companies Act, if the Board   Local or
            considers it necessary or appropriate, the Company may         branch
            establish and maintain a local or branch register at such      register
            location outside Bermuda as the Board thinks fit and, while the issued share capital of the Company is, with the consent of the Board, listed on any stock exchange in the Relevant
            Territory, the Company shall keep a branch register in the
            Relevant Territory.

15.   Every person whose name is entered as a shareholder in the           Share
      register shall be entitled without payment to receive within two     Certificates
      months after allotment or lodgment of a transfer (or within such other period as the conditions of issue shall provide or, such shorter period as such stock exchange may from time to time prescribe) one certificate for all his shares, or, if he shall so request, in a case where the allotment or transfer is of a number of shares in excess of the number for the time being forming a stock exchange board lot for the purposes of the stock exchange on which the shares are listed, upon payment, in the case of a transfer, of such sum (not exceeding in the case of any share capital listed on a stock exchange in the Relevant Territory,
      HK$2.50 or such greater sum as such stock exchange may from time to time permit, and in the case of any other shares, such sum in such currency as the Board may from time to time determine to be reasonable in the territory in which the relevant register is situate, or otherwise such other sum as the Company may by
      Ordinary Resolution determine) for every certificate after the first as the Board may from time to time determine, such number of certificates for shares in stock exchange board lots or multiples thereof as he shall request and one for the balance (if any) of the shares in question, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person,
      and

      the issue and delivery of a certificate or certificates to one of the joint holders shall be sufficient delivery to all such holders.

16.   Every certificate for shares, warrants or debentures or              Share
      representing any other form of securities of the Company shall be    certificates
      issued under the Seal of the Company, which for this purpose may     to be sealed
      be a Securities Seal.

17.   Every share certificate hereafter issued shall specify the number    Share
      and class of shares in respect of which it is issued and the         certificate
      amount paid thereon and may otherwise be in such form as the Board   to specify
      may from time to time prescribe. A share certificate shall relate    number and
      to only one class of shares.                                         class of
                                                                           shares

18.   (A)   The Company shall not be bound to register more than four      Joint holders
            persons as joint holders of any share.

      (B) If any share shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notice and, subject to the provisions of these Bye-Laws, all or any other matter connected with the Company, except the transfer of the shares.

19.   If a share certificate is defaced, lost or destroyed, it may be      Replacement
      replaced on payment of such fee, if any, (not exceeding, in the      of share
      case of any share capital listed on a stock exchange in the          certificates
      Relevant Territory, HK$2.50 or such greater sum as such stock exchange may from time to time permit, and, in the case of any other capital, such sum in such currency as the Board may from time to time determine to be reasonable in the territory in which the relevant register is situate, or otherwise such sum as the
      Company may by Ordinary Resolution determine) as the Board shall from time to time determine and on such terms and conditions, if any, as to publication of notices, evidence and indemnity as the
      Board thinks fit and in the case of wearing out or defacement, after delivery up of the old certificate. In the case of
      destruction or loss, the person to whom such replacement
      certificate is given shall also bear and pay to the Company any exceptional costs and the reasonable out-of-pocket expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of such indemnity.

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
                                  LIEN

20.   The Company shall have a first and paramount lien and charge on      Company's lien
      every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share. The Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of a shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such shareholders or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such shareholder, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such shareholder or his estate and any other person, whether a shareholder of the Company or not. The
      Company's lien (if any) on a share shall extend to all dividends and bonuses declared in respect thereof. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be exempt wholly or partially from the provisions of this Bye-Law.

21.   The Company may sell, in such manner as the Board thinks fit, any    Sale of shares
      shares on which the Company has a lien, but no sale shall be made    subject to
      unless some sum in respect of which the lien exists is presently     lien
      payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the shares or the person entitled to the shares by reason of such holder's death, bankruptcy or winding-up.

22.   The net proceeds of such sale after the payment of the costs of      Application
      such sale shall be applied in or towards payment or satisfaction     of proceeds
      of the debt or liability or engagement in respect whereof the lien   of sale
      exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale.
      For the purpose of giving effect to any such sale, the
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

                                      -13-


      Board may authorise some person to transfer the shares sold to the purchaser thereof and may enter the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in relating to the sale.

                             CALLS ON SHARES

23.   The Board may from time to time make such calls as it may think      Calls/
      fit upon the shareholders in respect of any moneys unpaid on the     instalments
      shares held by them respectively (whether on account of the nominal value of shares or by way of premium) and not by the conditions of issue or allotment thereof made payable at a fixed time. A call may be made payable either in one sum or by
      instalments.

24.   Fourteen days' notice at least of any call shall be given            Notice of call
      specifying the time and place of payment and to whom such call shall be paid.

25.   A copy of the notice referred to in Bye-Law 24 shall be sent to      Copy of notice
      shareholders in the manner in which notices may be sent to           to be sent to
      shareholders by the Company as herein provided.                      shareholders

26.   In addition to the giving of notice in accordance with Bye-Law 25,   Notice of call
      notice of the person appointed to receive payment of every call      may be given
      and of the times and places appointed for payment may be given to the shareholders by notice to be published at least once in the
      Newspapers or such other manner as permissible under the Listing
      Rules.

27.   Every shareholder upon whom a call is made shall pay the amount of   Time and
      every call so made on him to the person and at the time or times     place for
      and place or places as the Board shall appoint.                      payment of
                                                                           call

28.   A call shall be deemed to have been made at the time when the        When call
      resolution of the Board authorising such call was passed.            deemed to have
                                                                           been made

29.   The joint holders of a share shall be severally as well as jointly   Liability of
      liable for the payment of all calls and instalments due in respect   joint holders
      of such share or other moneys due in respect thereof.

30.   The Board may from time to time at its discretion extend the time    Board may
      fixed for any call, and may extend such time as regards all or any   extend time
      of the shareholders                                                  fixed
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                                      -14-


      whom due to residence outside the Relevant Territory or other        for call
      cause the Board may deem entitled to any such extension but no shareholder shall be entitled to any such extension except as a matter of grace and favour.

31.   If the sum payable in respect of any call or instalments is not      Interest on
      paid on or before the day appointed for payment thereof, the         unpaid calls
      person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding twenty per cent. per annum as the Board shall fix from the day appointed for the payment thereof to the time of the actual payment, but the Board may waive payment of such interest wholly or in part.

32.   No shareholder shall be entitled to receive any dividend or bonus    Suspension of
      or to be present and vote (save as proxy for another shareholder)    privileges
      at any general meeting, either personally, or (save as proxy for     while call
      another shareholder) by proxy or by a duly authorised corporate      unpaid
      representative, or be reckoned in a quorum, or to exercise any other privilege as a shareholder until all calls or instalments due from him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

33.   On the trial or hearing of any action or other proceedings for the   Evidence in
      recovery of any money due for any call, it shall be sufficient to    action for
      prove that the name of the shareholder sued is entered in the        call
      register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution of the
      Board making the call has been duly recorded in the minute book of the Board; and that notice of such call was duly given to the shareholder sued, in pursuance of these Bye-Laws; and it shall not be necessary to prove the appointment of the Board who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

34.   Any sum which by the terms of allotment of a share is made payable   Sums payable
      upon allotment or at any fixed date, whether on account of the       on allotment
      nominal value of the share and/or by way of premium, shall for all   deemed a call
      purposes of these Bye-Laws be deemed to be a call duly made,
      notified, and payable on the date fixed for payment, and in case     Shares may be
      of non-payment all the relevant provisions of these Bye-Laws as to   issued subject
      payment of interest and expenses, forfeiture and the like, shall     to different
      apply as if such sums had become payable by virtue of a call duly    conditions
      made and notified. The Board
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
      may on the issue of shares differentiate between the allottees or    as to calls,
      holders as to the amount of calls to be paid and the time of         etc.
      payment.

35.   The Board may, if it thinks fit, receive from any shareholder        Payment of
      willing to advance the same, and either in money or money's worth,   calls in
      all or any part of the money uncalled and unpaid or instalments      advance
      payable upon any shares held by him, and in respect of all or any of the moneys so advanced the Company may pay interest at such rate (if any) not exceeding twenty per cent. per annum as the
      Board may decide but a payment in advance of a call shall not entitle the shareholder to receive any dividend or to exercise any other rights or privileges as a shareholder in respect of the share or the due portion of the shares upon which payment has been advanced by such shareholder before it is called up. The Board may at any time repay the amount so advanced upon giving to such shareholder not less than one month's notice in writing of their intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

                           TRANSFER OF SHARES

36.   Subject to the Companies Act, all transfers of shares may be         Form of
      effected by transfer in writing in the usual or common form or in    transfer
      such other form as the Board may accept and may be under hand or by means of mechanically imprinted signatures or such other manner as the Board may from time to time approve.

37.   The instrument of transfer of any share shall be executed by or on   Execution of
      behalf of the transferor and by or on behalf of the transferee       transfer
      provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case in which it thinks fit, in its absolute discretion, to do so. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof.
      Nothing in these Bye-Laws shall preclude the Board from
      recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

38.   (A)   The Board may, in its absolute discretion, at any time and     Shares
            from time to time transfer any share upon the Principal        registered on
            Register to any branch register or any share on any branch     principal
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
            register to the Principal Register or any other branch         register,
            register.                                                      branch
                                                                           register, etc.
      (B)   Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in
            its absolute discretion may from time to time stipulate, and which agreement it shall, without giving any reason
            therefor, be entitled in its absolute discretion to give or withhold) no shares on the Principal Register shall be
            transferred to any branch register nor shall shares on any branch register be transferred to the Principal Register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Principal Register, at the Transfer Office. Unless the Board otherwise agrees, all transfers and other documents of title shall be lodged for registration with, and registered at, the relevant
            Registration Office.

      (C) Notwithstanding anything contained in this Bye-Law, the Company shall as soon as practicable and on a regular basis record in the Principal Register all transfers of shares effected on any branch register and shall at all times maintain the Principal Register in all respects in accordance with the Companies Act.

39.   The Board may, in its absolute discretion, and without assigning     Board may
      any reason, refuse to register a transfer of any share (not being    refuse to
      a fully paid up share) to a person of whom it does not approve or    register a
      any share issued under any share option scheme for employees upon    transfer
      which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any share
      (whether fully paid up or not) to more than four joint holders or a transfer of any shares (not being a fully paid up share) on which the Company has a lien.

40.   The Board may also decline to recognise any instrument of transfer   Requirements
      unless:-                                                             as to transfer

      (i) such sum, if any, (not exceeding, in the case of any share capital listed on a stock exchange in the Relevant
            Territory, HK$2.50 or such greater sum as such stock exchange may from time to time permit, and, in the case of any other capital, such sum in such currency as the Board may from time to time determine to be reasonable in the territory in which the relevant register is situate, or otherwise such sum as the Company may by Ordinary Resolution determine) as the Board shall from time to time determine is paid to the Company in respect thereof has been paid;

      (ii)  the instrument of transfer is lodged at the relevant
            Registration Office or, as the case may be, the Transfer
            Office accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

      (iii) the instrument of transfer is in respect of only one class of share;

      (iv) the shares concerned are free of any lien in favour of the Company;

      (v) if applicable, the instrument of transfer is properly stamped; and

      (vi)  where applicable, the permission of the Bermuda Monetary
            Authority with respect thereto has been obtained.

41.   No transfer of any shares (not being a fully paid up share) shall    No transfer to
      be made to an infant or to a person of unsound mind or under other   an infant
      legal disability.

42.   If the Board shall refuse to register a transfer of any share, it    Notice of
      shall, within two months after the date on which the transfer was    refusal
      lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

43.   Upon every transfer of shares the certificate held by the            Certificate to
      transferor shall be given up to be cancelled, and shall forthwith    be given up on
      be cancelled accordingly, and a new certificate shall be issued      transfer
      without charge to the transferee in respect of the shares
      transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the instrument of transfer.

44.   The registration of transfers may be suspended and the register      When transfer
      closed on giving notice by

      advertisement in an appointed newspaper at such times and for such   books and
      periods as the Board may from time to time determine and either      register may
      generally or in respect of any class of shares. The register shall   be closed
      not be closed for more than thirty days in any year.

                         TRANSMISSION OF SHARES

45.   In the case of the death of a shareholder, the survivor or           Deaths of
      survivors where the deceased was a joint holder, and the legal       registered
      personal representatives of the deceased where he was a sole or      holder or of
      only surviving holder, shall be the only persons recognised by the   joint holder
      Company as having any title to his interest in the shares; but       of shares
      nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

46.   Any person becoming entitled to a share in consequence of the        Registration
      death or bankruptcy or winding-up of a shareholder may, upon such    of personal
      evidence as to his title being produced as may from time to time     representatives
      be required by the Board, and subject as hereinafter provided,       and trustees
      elect either to be registered himself as holder of the share or to   in bankruptcy
      have some person nominated by him registered as the transferee thereof.

47.   If the person becoming entitled to a share pursuant to Bye-Law 46    Notice of
      shall elect to be registered himself, as the holder of such share    election to be
      he shall deliver or send to the Company a notice in writing signed   registered
      by him at (unless the Board otherwise agrees) the Registration       and
      Office, stating that he so elects. If he shall elect to have his     registration
      nominee registered, he shall testify his election by executing a     of nominee
      transfer of such shares to his nominee. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death, bankruptcy or winding-up of the shareholder had not occurred and the notice or transfer were a transfer executed by such shareholder.

48.   A person becoming entitled to a share by reason of the death,        Retention of
      bankruptcy or winding-up of the holder shall be entitled to the      dividends,
      same dividends and other advantages to which he would be entitled    etc. until
      if he were the registered holder of the share. However, the Board    transfer or
      may, if it thinks fit, withhold the payment of any dividend          transmission
      payable or other advantages in respect of such share until such      of shares of
      person shall become the registered holder of the share or shall
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

                                      -19-


      have effectually transferred such share, but, subject to the         a deceased or
      requirements of Bye-Law 77 being met, such a person may vote at      bankrupt
      general meetings of the Company.                                     shareholder

                          FORFEITURE OF SHARES

49.   If a shareholder fails to pay any call or instalment of a call on    If call or
      the day appointed for payment thereof, the Board may, at any time    instalment not
      thereafter during such time as any part of the call or instalment    paid notice
      remains unpaid, without prejudice to the provisions of Bye-Law 32,   may be given
      serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may thereafter accrue up to the date of actual payment.

50.   The notice shall name a further day (not earlier than the            Content of
      expiration of fourteen days from the date of the notice) on or       notice of call
      before which the payment required by the notice is to be made, and it shall also name the place where payment is to be made, such place being either the Registered Office or a Registration Office.
      The notice shall also state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

51.   If the requirements of any such notice as aforesaid are not          If notice not
      complied with, any share in respect of which the notice has been     complied with
      given may at any time thereafter, before the payment required by     shares may be
      the notice has been made, be forfeited by a resolution of the        forfeited
      Board to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and in such cases references in these Bye-Laws to forfeiture shall include surrender.

52.   Any share so forfeited shall be deemed to be the property of the     Forfeited
      Company, and may be sold or otherwise disposed of on such terms      shares to
      and in such manner as the Board thinks fit and at any time before    become
      a sale or disposition the forfeiture may be cancelled on such        property of
      terms as the Board thinks fit.                                       Company

53.   A person whose shares have been forfeited shall cease to be a        Arrears to be
      shareholder in respect of the forfeited shares, but shall,           paid
      notwithstanding, remain liable to pay to the Company all moneys      notwithstanding
      which, at the date of forfeiture, were payable by him to the         forfeiture
      Company in respect of the forfeited

      shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until the date of actual payment at such rate not exceeding twenty per cent.
      per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Bye-Law any sum which by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that such time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

54.   A statutory declaration in writing that the declarant is a           Evidence of
      Director or the Secretary of the Company, and that a share in the    forfeiture
      Company has been duly forfeited or surrendered on a date stated in   and transfer
      the declaration, shall be conclusive evidence of the facts therein   of forfeited
      stated as against all persons claiming to be entitled to the         share
      share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the
      application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

55.   When any share shall have been forfeited, notice of the forfeiture   Notice after
      shall be given to the shareholder in whose name it stood             forfeiture
      immediately prior to the forfeiture, and an entry of the
      forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

56.   Notwithstanding any such forfeiture as aforesaid the Board may at    Power to
      any time, before any shares so forfeited shall have been sold,       redeem
      re-allotted or                                                       forfeited

      otherwise disposed of, cancel the forfeiture on such terms as the    shares
      Board thinks fit or permit the shares so forfeited to be bought back or redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the shares, and upon such further terms (if any) as it thinks fit.

57.   The forfeiture of a share shall not prejudice the right of the       Forfeiture not
      Company to any call already made or instalment payment thereon.      to prejudice
                                                                           Company's
                                                                           right to call
                                                                           or instalment
                                                                           payment

58.   (A)   The provisions of these Bye-Laws as to forfeiture shall        Forfeiture for
            apply in the case of non-payment of any sum which, by terms    non-payment of
            of issue of a share, becomes payable at a fixed time,          any sum due on
            whether on account of the nominal value of the share or by     shares
            way of premium, as if the same had been payable by virtue of a call duly made and notified.

      (B) In the event of a forfeiture of shares the shareholder shall be bound to deliver and shall forthwith deliver to the Company the certificate or certificates held by him for the shares so forfeited and in any event the certificates representing shares so forfeited shall be void and of no further effect.

                          ALTERATION OF CAPITAL

59.   (A)   The Company may from time to time by Ordinary Resolution:-     Increase in
                                                                           capital,

            (i)   increase its capital as provided by Bye-Law 7;           consolidation
                                                                           and division
            (ii)  consolidate or divide all or any of its share capital    of capital
                  into shares of larger amount than its existing shares;   and
                  and on any consolidation of fully paid shares into       sub-division,
                  shares of larger amount, the Board may settle any        cancellation
                  difficulty which may arise as it thinks expedient and    of shares and
                  in particular (but without prejudice to the generality   re-
                  of the foregoing) may as between the holders of shares   denominnation
                  to be consolidated determine which particular shares     etc.
                  are to be consolidated into a consolidated share, and
                  if it shall

                  happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale
                  (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateably in accordance with their rights and interest or may be paid to the Company for the Company's benefit;

            (iii) divide its shares into several classes and attach
                  thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

            (iv) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Companies Act, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares;

            (v) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

            (vi) make provision for the issue and allotment of shares which do not carry any voting rights; and

            (vii) change the currency denomination of its share capital.

      (B)   The Company may by Special Resolution reduce its share         Reduction of
            capital, any capital redemption reserve fund or any share      capital
            premium account or

            other undistributable reserve in any manner authorised and subject to any conditions prescribed by law.

                            GENERAL MEETINGS

60.   (A)   The Company shall in each year hold a general meeting as its   When annual
            annual general meeting in addition to any other meeting in     general
            that year and shall specify the meeting as such in the         meeting to be
            notice calling it; and not more than fifteen months shall      held
            elapse between the date of one annual general meeting of the
            Company and that of the next. The annual general meeting
            shall be held in the Relevant Territory or elsewhere as may be determined by the Board and at such time and place as the
            Board shall appoint. A meeting of the shareholders or any
            class thereof may be held by means of such telephone,
            electronic or other communication facilities as permit all persons participating in the meeting to communicate with
            each other simultaneously and instantaneously, and
            participation in such a meeting shall constitute presence in person at such meeting.

      (B)   (i)   Except in the case of the removal of auditors or         Written
                  Directors, anything which may be done by Ordinary        Resolutions of
                  Resolution or Special Resolution in general meeting      Shareholders
                  may be done by resolution in writing, signed by the
                  required majority of the shareholders or any class
                  thereof or their proxies, or in the case of a
                  shareholder that is a corporation (whether or not a
                  company within the meaning of the Companies Act) by
                  its representative on behalf of such shareholder,
                  being the required majority of the shareholders of the
                  Company or any class thereof who at the date of the
                  notice of the resolution in writing would be entitled
                  to attend a meeting and vote on the resolution. Such
                  resolution in writing may be signed in as many
                  counterparts as may be necessary.

            (ii) Notice of any resolution in writing to be made under this Bye-Law shall be given, and a copy of the resolution shall be circulated, in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply.

            (iii) The accidental omission to give notice of, or to
                  circulate a copy of, a resolution in writing to be made under this Bye-Law, or the non-receipt of such notice or copy by, any person entitled to receive such notice or copy shall not invalidate the passing of the resolution.

            (iv) For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the shareholder who establishes the majority of votes required for the passing of the resolution and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

            (v) A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of shareholders of the Company, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

61.   All general meetings other than annual general meetings shall be     Special
      called special general meetings.                                     general
                                                                           meeting

62.   The Board may, whenever it thinks fit, convene a special general     Convening of
      meeting, and special general meetings shall also be convened on      special
      requisition, as provided by the Companies Act, and, in default,      general
      may be convened by the requisitionists.                              meeting

63.   An annual general meeting and a meeting called for the passing of    Notice of
      a Special Resolution shall be called by at least twenty-one days'    meetings
      notice in writing, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a Special
      Resolution shall be called by at least fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business,

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
      the general nature of that business, and shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Bye-Laws, entitled to receive such notices from the Company, provided that, subject to the provisions of the Companies Act, a meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in this Bye-Law be deemed to have been duly called if it is so agreed:-

      (i) in the case of a meeting called as the annual general meeting, by all the shareholders entitled to attend and vote thereat; and

      (ii) in the case of any other meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

64.   (A)   The accidental omission to give any notice to, or the          Omission to
            non-receipt of any notice by, any person entitled to receive   give notice
            notice shall not invalidate any resolution passed or any
            proceedings at any such meeting.

      (B) In the case where instruments of proxy are sent out with any notice, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice of the relevant meeting shall not invalidate any resolution passed or any proceeding at any such meeting.

                     PROCEEDINGS AT GENERAL MEETINGS

65.   All business shall be deemed special that is transacted at a         Special
      special general meeting, and also all business that is transacted    business,
      at an annual general meeting with the exception of sanctioning       business of
      dividends, the reading, considering and adopting of the accounts     annual general
      and balance sheet and the reports of the Directors and Auditors      meeting
      and other documents required to be annexed to the balance sheet, the election of Directors and appointment of Auditors and other officers in the place of those retiring, the fixing of the remuneration of the Auditors, and the voting of ordinary or extra or special remuneration to the Directors.
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
66.   For all purposes the quorum for a general meeting shall be two       Quorum
      shareholders present in person or by a duly authorised corporate representative or by proxy and entitled to vote. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the meeting.

67.   If within fifteen minutes from the time appointed for the meeting    When if quorum
      a quorum is not present, the meeting, if convened upon the           not present
      requisition of shareholders, shall be dissolved, but in any other    meeting to be
      case it shall stand adjourned to the same day in the next week and   dissolved and
      at such time and place as shall be decided by the Board.             when to be
                                                                           adjourned

68.   The Chairman (if any) of the Board or, if he is absent or declines   Chairman of
      to take the chair at such meeting, the Deputy Chairman (if any)      general
      shall take the chair at every general meeting, or, if there be no    meeting
      such Chairman or Deputy Chairman, or, if at any general meeting neither of such Chairman or Deputy Chairman is present within fifteen minutes after the time appointed for holding such meeting, or both such persons decline to take the chair at such meeting, the Directors present shall choose one of their number as
      Chairman, and if no Director be present or if all the Directors present decline to take the chair or if the Chairman chosen shall retire from the chair, then the shareholders present shall choose one of their number to be Chairman.

69.   The Chairman may, with the consent of any general meeting at which   Power to
      a quorum is present, and shall, if so directed by the meeting,       adjourn
      adjourn any meeting from time to time and from place to place as     general
      the meeting shall determine. Whenever a meeting is adjourned for     meeting,
      fourteen days or more, at least seven clear days' notice,            business of
      specifying the place, the day and the hour of the adjourned          adjourned
      meeting shall be given in the same manner as in the case of an       meeting
      original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the
      adjourned meeting. Save as aforesaid, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be
      transacted at an adjourned meeting other than the business which might have been transacted at the meeting from which the
      adjournment took place.

70.   At any general meeting a resolution put to the vote                  What is to
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
      of the meeting shall be decided on a show of hands unless a poll     be evidence of
      is required under the Listing Rules or demanded (before or at the    the passing
      declaration of the results of the show of hands in respect of the    of a
      relevant resolution or on the withdrawal of any other demand for a   resolution
      poll):-                                                              where poll
                                                                           not demanded
      (i)   by the Chairman of the meeting; or

      (ii) by at least three shareholders present in person or by a duly authorised corporate representative or by proxy for the time being entitled to vote at the meeting; or

      (iii) by any shareholder or shareholders present in person or by a duly authorised corporate representative or by proxy and representing not less than one-tenth of the total voting rights of all the shareholders having the right to attend and vote at the meeting; or

      (iv) by any shareholder or shareholders present in person or by a duly authorised corporate representative or by proxy having the right to attend and vote at the meeting, and in respect of whose shares, sums have been paid up in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares having that right.

      Unless a poll be so required or demanded and, in the later case, the demand is not withdrawn, a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

71.   If a poll is demanded as aforesaid, it shall (subject as provided    Poll
      in Bye-Law 72) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman directs. No notice need be given of a poll not taken immediately.
      The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting at which the poll was demanded or the taking hands of the poll, whichever is the earlier.
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
72.   Any poll duly demanded on the election of a Chairman of a meeting    In what case
      or on any question of adjournment shall be taken at the meeting      poll taken
      and without adjournment.                                             without
                                                                           adjournment

73.   In the case of an equality of votes, whether on a show of hands or   Chairman to
      on a poll, the Chairman of the meeting at which the show of hands    have casting
      takes place or at which the poll is demanded, shall be entitled to   vote
      a second or casting vote. In case of any dispute as to the admission or rejection of any vote the Chairman shall determine the same, and such determination shall be final and conclusive.

74.   The demand for a poll shall not prevent the continuance of a         Business may
      meeting for the transaction of any business other than the           proceed
      question on which a poll has been demanded.                          notwithstanding
                                                                           demand for
                                                                           poll

75.   For the purposes of section 106 of the Companies Act, a Special      Approval of
      Resolution of the Company, and of any relevant class of              amalgamation
      shareholders, shall be required to approve any amalgamation          agreement
      agreement as referred to in that section.

                         VOTES OF SHAREHOLDERS

76.   (A)   Subject to any special rights, privileges or restrictions as   Votes of
            to voting for the time being attached to any class or          shareholders
            classes of shares, at any general meeting on a show of hands every shareholder who is present in person or by a duly
            authorised corporate representative shall have one vote, and on a poll every shareholder present in person or by a duly authorised corporate representative or by proxy, shall have one vote for every share of which he is the holder which is fully paid up or credited as fully paid up (but so that no amount paid up or credited as paid up on a share in advance of calls or instalments shall be treated for the purposes of this Bye-Law as paid up on a share). On a poll a shareholder entitled to more than one vote need not use all his votes or cast his votes in the same way.

      (B) Where any shareholder is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting
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
            for or against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

77.   Any person entitled under Bye-Law 46 to be registered as the         Votes in
      holder of any shares may vote at any general meeting in respect      respect of
      thereof in the same manner as if he were the registered holder of    deceased and
      such shares, provided that at least 48 hours before the time of      bankrupt
      the holding of the meeting or adjourned meeting (as the case may     shareholders
      be) at which he proposes to vote, he shall satisfy the Board of his right to be registered as the holder of such shares or the
      Board shall have previously admitted his right to vote at such meeting in respect thereof.

78.   Where there are joint registered holders of any share, any one of    Joint holders
      such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present whose name stands first on the register in respect of such share shall alone be entitled to vote in respect thereof.
      Several executors or administrators of a deceased shareholder in whose name any share stands shall for the purposes of this Bye-Law be deemed joint holders thereof.

79.   A shareholder of unsound mind or in respect of whom an order has     Votes of
      been made by any court having jurisdiction in lunacy may vote,       shareholder
      whether on a show of hands or on a poll, by his committee,           of unsound
      receiver, curator bonis or other person in the nature of a           mind
      committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may on a poll vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be delivered to such place or one of such places (if any) as is specified in accordance with these Bye-Laws for the deposit of instruments of proxy or, if no place is specified, at the
      Registration Office.

80.   (A)   Save as expressly provided in these Bye-Laws, no person        Qualification
            other than a shareholder duly registered and who shall have    for voting
            paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another shareholder)
            either personally or by proxy or to be reckoned in a
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
            quorum (save as proxy for another shareholder), at any
            general meeting.

      (B)   No objection shall be raised to the qualification of any       Objections to
            voter except at the meeting or adjourned meeting at which      votes
            the vote objected to is given or tendered, and every vote
            not disallowed at such meeting shall be valid for all
            purposes. Any such objection made in due time shall be
            referred to the Chairman, whose decision shall be final and conclusive.

81.   Any shareholder of the Company entitled to attend and vote at a      Proxies
      meeting of the Company or a meeting of the holders of any class of shares in the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. On a vote on a show of hands, only a member present in person or by a duly authorised corporate representative may vote. On a poll votes may be given either personally or by a duly authorised corporate representative or by proxy. A shareholder who is the holder of two or more shares may appoint more than one proxy to attend on the same occasion. A proxy need not be a shareholder. In addition, a proxy or proxies representing either an individual shareholder or a shareholder which is a corporation, shall be entitled to exercise the same powers on behalf of the shareholder which he or they represent as such shareholder could exercise, but, not withstanding the generality of the foregoing shall not have the right to vote individually on a show of hands.

82.   The instrument appointing a proxy shall be in writing under the      Instrument
      hand of the appointor or of his attorney duly authorised in          appointing
      writing, or if the appointor is a corporation, either under seal     proxy to be
      or under the hand of an officer or attorney duly authorised.         in writing

83.   The instrument appointing a proxy and the power of attorney or       Appointment
      other authority, if any, under which it is signed or a notarially    of proxy must
      certified copy of that power or authority shall be deposited at      be deposited
      such place or one of such places (if any) as is specified in the notice of meeting or in the instrument of proxy issued by the
      Company (or, if no place is specified, at the Registration Office)
      not less than forty-eight hours before the time for holding the meeting or adjourned meeting or poll (as the case may be) at which the person named in such instrument proposes to vote, and in default the instrument of proxy shall not be
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
      treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in a case where the meeting was originally held within twelve months from such date. Delivery of an instrument appointing a proxy shall not preclude a shareholder from attending and voting in person at the meeting or upon the poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

84.   Every instrument of proxy, whether for a specified meeting or        Form of proxy
      otherwise, shall be in such form as the Board may from time to time approve.

85.   The instrument appointing a proxy to vote at a general meeting       Authority
      shall: (i) be deemed to confer authority upon the proxy to demand    under
      or join in demanding a poll and to vote on any resolution (or        instrument
      amendment thereto) put to the meeting for which it is given as the   appointing
      proxy thinks fit. Provided that any form issued to a shareholder     proxy
      for use by him for appointing a proxy to attend and vote at a special general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the shareholder, according to his intentions, to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of) each resolution dealing with any such business; and (ii) unless the contrary is stated
      therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

86.   A vote given in accordance with the terms an instrument of proxy     When vote by
      or power of attorney or by a duly authorised corporate               proxy valid
      representative of a corporation shall be valid notwithstanding the   though
      previous death or insanity of the principal or revocation of the     authority
      proxy or power of attorney or other authority under which the        revoked
      proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registration Office, or at such other place as is referred to in Bye-Law 83, at least two hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

87.   (A)   Any corporation which is a shareholder of the Company may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act
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                                      -32-


            as its corporate representative at any meeting of the Company or of any class of shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder of the Company. References in these Bye-Laws to a shareholder present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a shareholder represented at the meeting by such duly authorised corporate representative or by one or more proxies. Nothing contained in this Bye-law shall prevent a corporation which is a shareholder of the Company from appointing one or more proxies to represent it pursuant to Bye-law 81.

      (B) If a Clearing House (or its nominee) is a shareholder of the Company, it may appoint such person or persons as it thinks fit to act as its proxy or proxies or as its corporate representative or representatives, to the extent permitted by the Companies Act, at any meeting of the Company or at any meeting of any class of shareholders of the Company provided that, if more than one proxy or, corporate representative is so appointed, the appointment shall specify the number and class of shares in respect of which each such proxy or corporate representative is so appointed.
            A person so appointed under the provisions of this Bye-law shall be entitled to exercise the same powers on behalf of the Clearing House (or its nominee) which he represents as that Clearing House (or its nominee) could exercise as if it were an individual shareholder including the right to vote individually on a show of hands notwithstanding the provisions of Bye-laws 76 and 81;

                            REGISTERED OFFICE

88.   The Registered Office shall be at such place in Bermuda as the       Registered
      Board shall from time to time appoint.                               office

                           BOARD OF DIRECTORS

89.   The number of Directors shall not be less than two. The Company      Constitution
      shall keep at the Registered Office a register of its directors      of Board
      and officers in accordance with the Statutes.
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
90.   The Company in general meeting may by Ordinary Resolution elect a    Alternate
      person or persons qualified to be Directors to act as Directors in   Directors
      the alternative to any of the Directors of the Company or may authorise the Board to appoint such alternate Directors. Any alternate Director may be removed by the Company in general meeting by Ordinary Resolution and, if appointed by the Board, may be removed by the Board and, subject thereto, the office of alternate Director shall continue until the next annual election of Directors in accordance with Bye-Law 99 or, if earlier, the date on which the relevant Director ceases to be a Director. An alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

91.   (A)   A Director may at any time, by notice in writing signed by     Rights of
            him delivered to the Registered Office or to the Head Office   alternate
            or at a meeting of the Board, appoint any person (including    Directors
            another Director) to act as alternate Director in his place during his absence and may in like manner at any time
            determine such appointment. If such person is not another
            Director such appointment unless previously approved by the
            Board shall have effect only upon and subject to being so
            approved. The appointment of an alternate Director shall
            determine on the happening of any event which, were he a
            Director, would cause him to vacate such office or if his
            appointor ceases to be a Director.

      (B) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the ordinary remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

      (C) An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally
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

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
            present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Bye-Laws shall apply as if he were a Director.

      (D) Every person acting as an alternate Director shall (except as regards power to appoint an alternate Director and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him.

      (E) Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

      (F) No alternate Director shall by virtue of that position be a director for the purposes of the Companies Act, but shall nevertheless be subject to the provisions of the Companies
            Act in so far as they relate to the duties and obligations of directors (other than the obligations to hold any qualifying share in the Company) when performing the functions of a Director.

92.   A Director or an alternate Director shall not be required to hold    Attendance at
      any qualification shares but shall nevertheless be entitled to       general
      attend and speak at all general meetings of the Company and all      meetings
      meetings of any class of shareholders of the Company.

93.   The Directors shall be entitled to receive by way of remuneration    Directors'
      for their services as Directors such sum as shall from time to       remuneration
      time be determined by the Company in general meeting, such sum
      (unless otherwise directed by the resolution by which it is voted)
      to be divided amongst the Directors in such proportions and in such manner as the Board may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in
      proportion to the time during such
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                                      -35-


      period for which he has held office. The foregoing provisions shall not apply to a Director who holds any salaried employment or office in the Company except in the case of sums paid in respect of Directors' fees.

94.   The Directors shall also be entitled to be repaid all travelling,    Directors'
      hotel and other expenses reasonably incurred by them respectively    expenses
      in or about the performance of their duties as Directors,
      including their expenses of travelling to and from board meetings, committee meetings or general meetings or otherwise incurred whilst engaged in the business of the Company or in the discharge of their duties as Directors.

95.   The Board may grant special remuneration to any Director who,        Special
      being called upon, shall perform any special or extra services to    remuneration
      or at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as the Board may determine.

96.   (A)   Notwithstanding Bye-Laws 93, 94 and 95, the remuneration of    Remuneration
            an Executive Director or a Director appointed to any other     of Executive
            office in the management of the Company may from time to       Directors, etc.
            time be fixed by the Board and may be by way of salary,
            commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits
            (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to
            time decide. Such remuneration shall be in addition to his ordinary remuneration as a Director.

      (B)   Payments to any Director or past Director of any sum by way    Payments for
            of compensation for loss of office or as consideration for     compensation
            or in connection with his retirement from office (not being    for loss of
            a payment to which the Director is contractually entitled)     office
            must be approved by the Company in general meeting.

97.   (A)   A Director shall vacate his office:-
                                                                           When office of
            (i)   if he becomes bankrupt or has a receiving order made     Director to be
                  against him or suspends payment or compounds with        vacated
                  his creditors generally;
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

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
            (ii)  if he becomes a lunatic or of unsound mind;

            (iii) if he absents himself from the meetings of the Board during a continuous period of six months, without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board passes a resolution that he has by reason of such absence vacated his office;

            (iv) if he becomes prohibited by law from acting as a Director;

            (v) if by notice in writing delivered to the Company at its Registered Office or at the Head Office he resigns his office;

            (vi)  if he shall be removed from office by an Ordinary
                  Resolution of the Company under Bye-Law 104.

      (B) No Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director, and no person shall be ineligible for appointment as a Director, by reason only of his having attained any particular age.

98.   (A)   Subject to the Companies Act, a Director may hold any other    Directors'
            office or place of profit with the Company (except that of     interests
            Auditors) in conjunction with his office of Director for
            such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or
            otherwise) as the Board may determine, and such extra
            remuneration shall be in addition to any remuneration
            provided for, by or pursuant to any other Bye-Law.

      (B) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditors) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

      (C) A Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or any other company in which the Company may be
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

                                      -37-


            interested, and shall not be liable to account to the Company or the shareholders for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

      (D) A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested
            (including the arrangement or variation of the terms thereof, or the termination thereof).

      (E) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of or terminating the appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals shall be divided and considered in relation to each Director separately and in such case each of the Directors (if not prohibited from voting under Bye-Law 98(H))shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

      (F) Subject to the Companies Act and to the next paragraph of this Bye-Law, no Director or proposed or intended Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the shareholders for any remuneration, profit or other benefits realised by any such contract or arrangement, by reason only of such Director holding that office or the fiduciary relationship thereby established.
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
      (G) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Bye-Law, a general notice to the Board by a Director to the effect that (a) he is a shareholder of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm or
            (b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this Bye-Law in relation to any such contract or arrangement;
            provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

      (H) A Director shall not be entitled to vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract or arrangement or any other proposal in which he or any of his associates has any material interest, and if he shall do so, his vote shall not be counted (nor is he to be counted in the quorum for the resolution), but this prohibition shall not apply to any of the following matters namely:-

            (i)   the giving of any security or indemnity either:-

                  (a) to the Director or his associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries; or

                  (b) to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his associate(s) has himself/themselves assumed
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
                        responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

            (ii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or his associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwiting of the offer;

            (iii) any proposal concerning any other company in which
                  the Director or his associate(s) is/are interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the Director or his associate(s) is/are beneficially interested in shares of that company provided that the Director and any of his associates are not in aggregate beneficially interested in 5 per cent. or more of the issued shares of any class of such company (or of any third company through which his interest or that of his associate(s) is derived) or of the voting rights;

            (iv) any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries including:-

                  (a) the adoption, modification or operation of any employees' share scheme or any share incentive or share option scheme under which the Director or his associate(s) may benefit; or

                  (b) the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to Directors, their associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director or his associate(s), as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

            (v)   any contract or arrangement in which the
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
                  Director or his associate(s) is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company.

      (I) If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the Chairman) or any of his associates or as to the entitlement of any Director (other than such Chairman) to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director or any of his associates as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the Chairman or any of his associates such question shall be decided by a resolution of the Board (for which purpose such Chairman shall not be counted in the quorum and shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman or any of his associates as known to such Chairman has not been fairly disclosed to the Board.

                 APPOINTMENT AND RETIREMENT OF DIRECTORS

99.   Notwithstanding any other provisions in the Bye-Laws or other        Rotation and
      terms on which any Director may be appointed or engaged, at each     retirement
      annual general meeting one-third of the Directors for the time       of Directors
      being, or, if their number is not three or a multiple of three, then the number nearest to one-third but not greater than
      one-third (or in such other manner of rotation as may be required by the Listing Rules), shall retire from office by rotation. The
      Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became Directors on the same day shall (unless they otherwise agree between themselves) be determined by lot. The retiring
      Directors shall be eligible for re-election. The Company at any general meeting at which any Directors retire may fill the vacated offices.

100.  If at any general meeting at which an election of Directors ought    Retiring
      to take place the places of the retiring Directors are not filled,   Directors to
      the retiring                                                         remain
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
      Directors or such of them as have not had their places filled        in office
      shall be deemed to have been re-elected and shall, if willing,       until
      continue in office until the next annual general meeting and so on   successors
      from year to year until their places are filled, unless:-            appointed

      (i) it shall be determined at such meeting to reduce the number of Directors; or

      (ii) it is expressly resolved at such meeting not to fill up such vacated offices; or

      (iii) in any such case the resolution for re-election of a Director is put to the meeting and lost; or

      (iv) such Director has given notice in writing to the Company that he is not willing to be re-elected.

101.  The Company in general meeting shall from time to time fix and may   Power of
      from time to time by Ordinary Resolution increase or reduce the      general
      maximum and minimum number of Directors but so that the number of    meeting to
      Directors shall never be less than two.                              increase or
                                                                           reduce number
                                                                           of Directors

102.  (A)   The Company may from time to time in general meeting by        Appointment
            Ordinary Resolution elect any person to be a Director either   of Directors
            to fill a casual vacancy or as an addition to the Board. Any
            Director so appointed shall hold office until the next
            following general meeting of the Company (in the case of
            filling a casual vacancy) or until the next following annual general meeting of the Company (in the case of an addition to the Board), and shall then be eligible for re-election at the meeting. The Directors to retire at the annual general meeting pursuant to this Bye-Law 102.(A) shall not be taken into account in determining the Directors or the number of
            Directors who are to retire by rotation at the annual
            general meeting.

102.  (B)   The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board but so that the
            number of Directors so appointed shall not exceed the
            maximum number determined from time to time by the
            shareholders in general meeting. Any
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
            Director so appointed shall hold office until the next
            following general meeting of the Company (in the case of
            filling a casual vacancy) or until the next following annual general meeting of the Company (in the case of an addition to the Board), and shall then be eligible for re-election at the meeting. The Directors to retire at the annual general meeting pursuant to this Bye-Law 102.(B) shall not be taken into account in determining the Directors or the number of
            Directors who are to retire by rotation at the annual
            general meeting.

103.  No person, other than a retiring Director, shall, unless             Notice of
      recommended by the Board for election, be eligible for election to   proposed
      the office of Director at any general meeting, unless notice in      Director to
      writing of the intention to propose that person for election as a    be given
      Director, signed by a shareholder (other than the person to be proposed for election as a Director) duly qualified to attend and vote at the meeting for which such notice is given, and a notice in writing signed by that person of his willingness to be elected shall have been lodged at the Head Office or at the Registration
      Office. The minimum length of the period during which such notices are given shall be at least seven days and the period of lodgment of such notices shall commence no earlier than the day after the despatch of the notice of the general meeting appointed for such election and end no later than seven days prior to the date of such general meeting.

104.  The Company may by Ordinary Resolution remove any Director           Power to
      (including an Executive Director) before the expiration of his       remove
      period of office notwithstanding anything in these Bye-Laws or in    Director by
      any agreement between the Company and such Director (but without     Ordinary
      prejudice to any claim which such Director may have for damages      Resolution
      for any breach of any contract between him and the Company) and may elect another person in his stead. Any person so elected shall hold office only until the next following general meeting of the
      Company and shall then be eligible for re-election at such meeting. If the Director is to retire at an annual general meeting, he shall not be taken into account in determining the
      Directors or the number of Directors who are to retire by rotation at such annual general meeting.

                            BORROWING POWERS

105.  The Board may from time to time at its discretion                    Power to
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
      exercise all the powers of the Company to raise or borrow or to      borrow
      secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and uncalled capital or any part thereof.

106.  The Board may raise or secure the payment or repayment of such sum   Conditions on
      or sums in such manner and upon such terms and conditions in all     which money
      respects as it thinks fit and in particular by the issue of          may be
      debentures, debenture stock, bonds or other securities of the        borrowed
      Company, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

107.  Debentures, debenture stock, bonds and other securities may be       Assignment of
      made assignable free from any equities between the Company and the   debentures
      person to whom the same may be issued.                               etc.

108.  Any debentures, debenture stock, bonds or other securities may be    Special
      issued at a discount (other than shares), premium or otherwise and   privileges of
      with any special privileges as to redemption, surrender, drawings,   debentures
      allotment of shares, attending and voting at general meetings of     etc.
      the Company, appointment of Directors and otherwise.

109.  (A)   The Board shall cause a proper register to be kept of all      Register of
            mortgages and charges specifically affecting the property of   charges to be
            the Company and shall duly comply with such provisions of      kept
            the Companies Act with regard to the registration of
            mortgages and charges as may be specified or required.

      (B)   If the Company issues a series of debentures or debenture      Register of
            stock not transferable by delivery, the Board shall cause a    debentures or
            proper register to be kept of the holders of such              debenture
            debentures.                                                    stock

110.  Where any uncalled capital of the Company is charged, all            Mortgage of
      persons taking any subsequent charge thereon shall take the same     uncalled
      subject to such prior charge, and shall not be entitled, by          capital
      notice to the shareholders or otherwise, to obtain priority over such prior charge.

                        EXECUTIVE DIRECTORS, ETC.

111.  The Board may from time to time appoint any one or more of its       Powers to
      body to the office of Executive Director and/or such other office    appoint
      in the management of the business of the Company as it may decide    Executive
      for such period and upon such terms as                               Directors,
                                                                           etc.
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
      it thinks fit and upon such terms as to remuneration as it may decide in accordance with Bye-Law 96.

112.  Every Director appointed to an office under Bye-Law 111 hereof       Removal of
      shall, but without prejudice to any claim for damages for breach     Executive
      of any contract of service between himself and the Company, be       Director, etc.
      liable to be dismissed or removed therefrom by the Board.

113.  A Director appointed to an office under Bye-Law 111 shall be         Cessation of
      subject to the same provisions as to rotation, resignation and       appointment
      removal as the other Directors of the Company, and he shall ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

114.  The Board may from time to time entrust to and confer upon any       Powers may be
      Executive Director all or any of the powers of the Board that it     delegated
      may think fit provided that the exercise of all powers by such
      Director shall be subject to such regulations and restrictions as the Board may from time to time make and impose, and the said powers may at any time be withdrawn, revoked or varied, but no person dealing in good faith and without notice of such
      withdrawal, revocation or variation shall be affected thereby.

                               MANAGEMENT

115.  (A)   The management of the business of the Company shall be         General
            vested in the Board which, in addition to the powers and       powers of
            authorities expressly conferred upon it by these Bye-Laws,     Company
            may exercise all such powers and do all such acts and things   vested in
            as may be exercised or done or approved by the Company and     Board
            which are not hereby or by the Statutes expressly directed or required to be exercised or done by the Company in
            general meeting, but subject nevertheless to the provisions of the Statutes and of these Bye-Laws and to any regulations from time to time made by the Company in general meeting not being inconsistent with such provisions of these Bye-Laws, provided that no regulation so made shall invalidate any
            prior act of the Board which would have been valid if such regulation had not been made.

      (B) Without prejudice to the general powers conferred by these Bye-Laws, it is hereby expressly declared that the Board shall have the following powers:-

            (i)   to give to any person the right or option
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
                  of requiring at a future date that an allotment shall be made to him of any share at par or at such premium and on such other terms as may be agreed; and

            (ii) to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

                                MANAGERS

116.  The Board may from time to time appoint a general manager, manager   Appointment
      or managers of the business of the Company and may fix his or        and
      their remuneration either by way of salary or commission or by       remuneration
      conferring the right to participation in the profits of the          of managers
      Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them upon the business of the Company.

117.  The appointment of such general manager, manager or managers may     Tenure of
      be for such period as the Board may decide and the Board may         office and
      confer upon him or them all or any of the powers of the Board and    powers
      such title or titles as it may think fit.

118.  The Board may enter into such agreement or agreements with any       Terms and
      such general manager, manager or managers upon such terms and        conditions of
      conditions in all respects as the Board may in its absolute          appointment
      discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

                      CHAIRMAN AND OTHER OFFICERS

119.  The Board may elect any one of its body to act as Chairman and/or    Chairman,
      another to act as Deputy Chairman and may elect or otherwise         Deputy
      appoint other officers and determine the period for which each of    Chairman and
      them is to hold office. The Chairman or, in his absence, the         officers
      Deputy Chairman shall preside at meetings of the Board, but if no such Chairman or Deputy Chairman be elected or appointed, or if at any meeting the Chairman or Deputy Chairman is not present within five minutes after the time appointed for holding the same, the
      Directors present shall choose one of their number to be Chairman of such meeting. All
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
      the provisions of Bye-Laws 112, 113 and 114 shall mutatis mutandis apply to any Directors elected or otherwise appointed to any office in accordance with the provisions of this Bye-Law.

                      PROCEEDINGS OF THE DIRECTORS

120.  The Board may meet together for the despatch of business, adjourn    Meeting of
      and otherwise regulate its meetings and proceedings as it thinks     the Board,
      fit and may determine the quorum necessary for the transaction of    quorum, etc.
      business. Unless otherwise determined two Directors shall be a quorum. For the purpose of this Bye-Law an alternate Director shall be counted in a quorum but, notwithstanding that an
      alternate Director is also a Director or is an alternate for more than one Director, he shall for quorum purposes count as only one
      Director. A meeting of the Board or any committee of the Board may be held by means of such telephone, electronic or other
      communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

121.  A Director may, and on the request of a Director the Secretary       Convening of
      shall, at any time summon a meeting of the Board which may be held   Board
      in any part of the world provided that no such meeting shall be summoned to be held outside the territory in which the Head Office is for the time being situate without the prior approval of the
      Directors. Notice thereof shall be given to each Director and alternate Director either in writing or by telephone or by telex or telegram at the address from time to time notified to the
      Company by such Director or in such other manner as the Board may from time to time determine. A Director absent or intended to be absent from the territory in which the Head Office is for the time being situate may request the Board that notices of Board meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from such territory. A Director may waive notice of any meeting either prospectively or retrospectively.

122.  Questions arising at any meeting of the Board shall be decided by    How questions
      a majority of votes, and in case of an equality of votes the         to be decided
      Chairman shall have a second or casting vote.
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
123.  A meeting of the Board for the time being at which a quorum is       Powers of
      present shall be competent to exercise all or any of the             meeting
      authorities, powers and discretions by or under these Bye-Laws for the time being vested in or exercisable by the Board generally.

124.  The Board may delegate any of its powers to committees consisting    Power to
      of such member or members of its body and such other persons as      appoint
      the Board thinks fit, and it may from time to time revoke such       committee and
      delegation or revoke the appointment of and discharge any such       to delegate
      committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

125.  All acts done by any such committee in conformity with such          Acts of
      regulations and in fulfilment of the purposes for which it is        committee to
      appointed, but not otherwise, shall have the like force and effect   be of same
      as if done by the Board, and the Board shall have power, with the    effect as
      consent of the Company in general meeting, to remunerate the         acts of Board
      members of any special committee, and charge such remuneration to the current expenses of the Company.

126.  The meetings and proceedings of any such committee consisting of     Proceedings
      two or more members shall be governed by the provisions herein       of committee
      contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Bye-Law 124.

127.  All acts bona fide done by any meeting of the Board or by any such   When acts of
      committee or by any person acting as a Director shall,               Board or
      notwithstanding that it shall be afterwards discovered that there    committee to
      was some defect in the appointment of such Director or persons       be valid
      acting as aforesaid or that they or any of them were disqualified,   notwith-
      be as valid as if every such person had been duly appointed and      standing
      was qualified to be a Director or member of such committee.          defects

128.  The continuing Directors may act notwithstanding any vacancy in      Directors'
      their body but, if and so long as their number is reduced below      powers when
      the number fixed by or pursuant to these Bye-Laws as the necessary   vacancies
      quorum of Directors, the continuing Director or Directors may act    exists
      for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

129.  A resolution in writing signed by all the Directors                  Directors'
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
      except such as are absent from the territory in which the Head       resolutions
      Office is for the time being situate or temporarily unable to act through ill-health or disability (or their alternate Directors)
      shall (so long as such a resolution shall be signed by at least two Directors or their alternates and provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors (or their alternates) for the time being entitled to receive notices of Board meetings) be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held. Any such resolutions in writing may consist of several documents in like form each signed by one or more of the
      Directors or alternate Directors.

                                 MINUTES

130.  (A)   The Board shall cause minutes to be made of:-                  Minutes of
                                                                           proceedings of
            (i)   all appointments of officers made by the Board;          meetings and
                                                                           Directors

            (ii) the names of the Directors present at each meeting of the Board and of committees appointed pursuant to Bye-Law 124; and

            (iii) all resolutions and proceedings at all meetings of the
                  Company and of the Board and of such committees.

      (B) Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

      (C) The Directors shall duly comply with the provisions of the Companies Act in regard to keeping a register of shareholders and to the production and furnishing of copies of or extracts from such register.

      (D) Any register, index, minute book, book of account or other book required by these presents or the Statutes to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner which shall include, without prejudice to the generality thereof, recording by means of magnetic tape, microfilm, computer or any other non-manual system of recording. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding
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
            against falsification and for facilitating its discovery.

                                SECRETARY

131.  The Secretary shall be appointed by the Board for such term, at      Appointment of
      such remuneration and upon such conditions as it may think fit,      Secretary
      and any Secretary so appointed may be removed by the Board.
      Anything by the Statutes or these Bye-Laws required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially on behalf of the Board. If the Secretary appointed is a corporation or other body, it may act and sign by the hand of any one or more of its directors or officers duly authorised.

132.  The duties of the Secretary shall be those prescribed by the         Duties of the
      Companies Act and these Bye-Laws, together with such other duties    Secretary
      as may from time to time be prescribed by the Board.

133.  A provision of the Statutes or of these Bye-Laws requiring or        Same person
      authorising a thing to be done by or to a Director and the           not to act
      Secretary shall not be satisfied by its being done by or to the      in two
      same person acting both as Director and as, or in place of, the      capacities at
      Secretary.                                                           once

                 GENERAL MANAGEMENT AND USE OF THE SEAL

134.  (A)   Subject to the Statutes, the Company shall have one or more    Custody of
            Seals as the Directors may determine. The Directors shall      Seal
            provide for the safe custody of each Seal, and no Seal shall be used without the authority of the Directors or a
            committee authorised by the Directors in that behalf.

      (B)   Every instrument to which a Seal shall be affixed shall be     Use of Seal
            signed autographically by one Director and the Secretary or by two Directors or some other person appointed by the Board for the purpose provided that as regards any certificates
            for shares or debentures or other securities of the Company the Directors may by resolution determine that such
            signatures or either of them shall be dispensed with or
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
            affixed by some method or system of mechanical signature
            other than autographic as specified in such resolution or
            that such certificates need not be signed by any person.

      (C)   The Company may have a Securities Seal for use for sealing     Securities
            certificates for shares or other securities issued by the      Seal
            Company and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be
            required on any such certificates or other document and any such certificates or other document to which such Securities
            Seal is affixed shall be valid and deemed to have been
            sealed and executed with the authority of the Board
            notwithstanding the absence of any such signature or
            mechanical reproduction as aforesaid.

135.  All cheques, promissory notes, drafts, bills of exchange and other   Cheques and
      negotiable instruments, and all receipts for moneys paid to the      banking
      Company shall be signed, drawn, accepted, endorsed or otherwise      arrangements
      executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

136.  (A)   The Board may from time to time and at any time, by power of   Power to
            attorney under the Seal, appoint any company, firm or person   appoint
            or any fluctuating body of persons, whether nominated          attorney
            directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such
            powers, authorities and discretions (not exceeding those
            vested in or exercisable by the Board under these Bye-Laws)
            and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons
            dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

      (B)   The Company may, by writing under its Seal, empower any        Execution of
            person, either generally or in respect of any specified        deeds by
            matter, as its attorney to execute deeds and instruments on    attorney
            its behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the
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
            Company and under his seal shall bind the Company and have the same effect as if it were under the Seal.

137.  The Board may establish any committees, regional or local boards     Regional or
      or agencies for managing any of the affairs of the Company, either   local boards
      in the Relevant Territory or elsewhere, and may appoint any persons to be members of such committees, regional or local boards or agencies and may fix their remuneration, and may delegate to any committee, regional or local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit shares), with power to
      sub-delegate, and may authorise the members of any regional or local board or any of them to fill any vacancies therein and to act notwithstanding any such vacancies, and any such appointment or delegation may be upon such terms and subject to such
      conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

138.  The Board may establish and maintain or procure the establishment    Power to
      and maintenance of any contributory or non-contributory pension or   establish
      superannuation funds for the benefit of, or give or procure the      pension funds
      giving of donations, gratuities, pensions, allowances or
      emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the
      Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid and the spouses, widows, widowers, families and dependants of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own
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
      benefit any such donation, gratuity, pension, allowance or emolument.

                       AUTHENTICATION OF DOCUMENTS

139.  Any Director or the Secretary or other authorised officer of the     Power to
      Company shall have power to authenticate any documents affecting     authenticate
      the constitution of the Company and any resolutions passed by the
      Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies of extracts; and where any books, records, documents or accounts are elsewhere than at the Registered Office or the Head Office, the local manager or such other officer of the Company having the custody thereof shall be deemed to be the authorised officer of the Company as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the
      Company or of the Directors or any local board or committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                       CAPITALISATION OF RESERVES

140.  (A)   The Company in general meeting may, upon the recommendation    Power to
            of the Board, resolve to capitalise any part of the            capitalise
            Company's reserves (including any contributed surplus
            account and also including any share premium account or
            other undistributable reserve, but subject to the provisions of the law with regard to unrealised profits) or undivided profits not required for the payment or provision of the
            dividend on any shares with a preferential right to
            dividend, and accordingly that such part be sub-divided
            amongst the shareholders who would have been entitled
            thereto if distributed by way of dividend and in the same
            proportions, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts
            for the time being unpaid on any shares held by such
            shareholders respectively or paying up in full unissued
            shares or debentures or other securities of the Company to be allotted and
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
            distributed credited as fully paid to and amongst such
            shareholders in the proportion aforesaid, or partly in one way and partly in the other provided that for the purpose of this Bye-Law, any amount standing to the credit of any share premium account may only be applied in the paying up of
            unissued shares to be issued to shareholders of the Company as fully paid and provided further that any sum standing to the credit of the share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

      (B)   Whenever such a resolution as aforesaid shall have been        Effect of
            passed the Board shall make all appropriations and             resolution to
            applications of the reserves or undivided profits resolved     capitalise
            to be capitalised thereby, and all allotments and issues of fully paid shares, debentures, or other securities and
            generally shall do all acts and things required to give
            effect thereto. For the purpose of giving effect to any
            resolution under this Bye-Law, the Board may settle any
            difficulty which may arise in regard to a capitalisation
            issue as it thinks fit, and in particular may disregard
            fractional entitlements or round the same up or down and may determine that cash payments shall be made to any
            shareholders in lieu of fractional entitlements or that
            fractions of such value as the Board may determine may be
            disregarded in order to adjust the rights of all parties or that fractional entitlements shall be aggregated and sold
            and the benefit shall accrue to the Company rather than to the shareholders concerned. The Board may appoint any person to sign on behalf of the persons entitled to share in a
            capitalisation issue a contract for allotment and such
            appointment shall be effective and binding upon all
            concerned, and the contract may provide for the acceptance by such persons of the shares, debentures or other
            securities to be allotted and distributed to them
            respectively in satisfaction of their claims in respect of the sum so capitalised.

               DIVIDENDS, CONTRIBUTED SURPLUS AND RESERVES

141.  The Company in general meeting may declare dividends in any          Power to
      currency but no dividends shall exceed the amount recommended by     declare
      the Board.                                                           dividends
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
142.  (A)   The Board may subject to Bye-Law 143 from time to time pay     Board's power
            to the shareholders such interim dividends as appear to the    to pay
            Board to be justified by the position of the Company and, in   interim
            particular (but without prejudice to the generality of the     dividends
            foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay such
            interim dividends in respect of those shares in the capital of the Company which confer to the holders thereof deferred or non-preferential rights as well as in respect of those
            shares which confer on the holders thereof preferential
            rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or
            non-preferential rights.

      (B) The Board may also pay half-yearly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits justify the payment.

143.  (A)   No dividend shall be declared or paid and no distribution of   Dividend not
            contributed surplus made otherwise than in accordance with     to be paid
            the Statutes. No dividend shall be paid otherwise than out     out of
            of profits available for distribution.                         capital/
                                                                           Distribution
      (B)   Subject to the provisions of the Companies Act (but without    of
            prejudice to paragraph (A) of this Bye-Law), where any         contributed
            asset, business or property is bought by the Company as from   surplus
            a past date (whether such date be before or after the
            incorporation of the Company) the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company, and be available for dividend accordingly. Subject as aforesaid, if any shares or securities are purchased cum dividend or
            interest, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be
            obligatory to capitalise the same or any part thereof.

      (C) Subject to Bye-Law 143 (D) all dividends and other distributions in respect of shares in the Company shall be stated and discharged, in the case of shares denominated in Hong Kong dollars, in Hong Kong
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
            dollars, and in the case of shares denominated in United
            States dollars, in United States dollars, provided that, in the case of shares denominated in Hong Kong dollars, the Board may determine in the case of any distribution that shareholders may elect to receive the same in United States dollars or any other currency selected by the Board, conversion to be effected at such rate of exchange as the Board may determine.

      (D) If, in the opinion of the Board, any dividend or other distribution in respect of shares or any other payment to be made by the Company to any shareholder is of such a small amount as to make payment to that shareholder in the relevant currency impracticable or unduly expensive either for the Company or the shareholder then such dividend or other distribution or other payment may, at the discretion of the Board, be paid or made in the currency of the country of the relevant shareholder (as indicated by the address of such shareholder on the register).

144.  Notice of the declaration of an interim dividend may be given by     Notice of
      advertisement or in such other manner as is permissible under the    interim
      Listing Rules and other relevant legislation in the Relevant         dividend
      Territory and in such other territory or territories as the Board may determine and in such manner as the Board shall determine.

145.  No dividend or other moneys payable on or in respect of a share      No interest
      shall bear interest as against the Company.                          on dividend

146.  Whenever the Board or the Company in general meeting has resolved    Dividend in
      that a dividend be paid or declared, the Board may further resolve   specie
      that such dividend be satisfied wholly or in part by the
      distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe for securities of the Company or any other company, or in any one or more of such ways, with or without offering any rights to shareholders to elect to receive such dividend in cash, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any shareholders upon the footing of the value so fixed in order to adjust the rights of all parties and may determine that
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

      fractional entitlements shall be aggregated and sold and the benefit shall accrue to the Company rather than to the shareholders concerned, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective. Where requisite, the Board may appoint any person to sign a contract on behalf of the persons entitled to the dividend and such appointment shall be effective. The Board may resolve that no such assets shall be made available or paid to shareholders with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the shareholders aforesaid shall be to receive cash payments as aforesaid. Shareholders affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of shareholders for any purpose whatsoever.

147.  (A)   Whenever the Board or the Company in general meeting has       Scrip
            resolved that a dividend be paid or declared on the share      dividends
            capital of the Company, the Board may further resolve:-

      either

            (i) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up on the basis that the shares so allotted shall be of the same class or classes as the class or classes already held by the allottee, provided that the shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:-

                  (a) the basis of any such allotment shall be determined by the Board;

                  (b) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing to the shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure
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
                        to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

                  (c) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

                  (d) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised ("the non-elected shares") and in lieu and in satisfaction thereof shares shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company or any part of any of the Company's reserve accounts (including any special account, contributed surplus account, share premium account and capital redemption reserve fund (if there be any such reserve)) as the Board may determine a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis.

      or

            (ii) that shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Directors may think fit on the basis that the shares so allotted shall be of the same class or classes as the class or classes of shares already held by the allottee. In such case, the following provisions shall apply:-
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
                  (a) the basis of any such allotment shall be determined by the Board;

                  (b) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing to the shareholder of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

                  (c) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

                  (d) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu thereof shares shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company or any part of any of the Company's reserve accounts (including any special account, contributed surplus account, share premium account and capital redemption reserve fund (if there be any such reserve)) as the Board may determine a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

      (B)   The shares allotted pursuant to the provisions of paragraph
            (A) of this Bye-Law shall rank pari passu in all respects with the shares then in issue save only as regards participation:-
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

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
            (i) in the relevant dividend (or the right to receive or to elect to receive an allotment of shares in lieu thereof as aforesaid); or

            (ii) in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend.

            Unless, contemporaneously with the announcement by the Board of its proposal to apply the provisions of sub-paragraph (i) or (ii) of paragraph (A) of this Bye-Law in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (A) of this Bye-Law shall rank for participation in such distribution, bonus or rights.

      (C) The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (A) of this Bye-Law with full power to the Board to make such provisions as they think fit in the case of shares becoming distributable in fractions
            (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the shareholders concerned). The Board may authorise any person to enter into on behalf of all shareholders interested an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

      (D) The Company may upon the recommendation of the Board by Special Resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (A) of this Bye-Law a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.
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
      (E) The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (A) of this Bye-Law shall not be made available or made to any shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of shares would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

148.  The Board may, before recommending any dividend, set aside out of    Reserves
      the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any other purpose to which the profits of the
      Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the
      Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments
      constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute by way of dividend.

149.  Unless and to the extent that the rights attached to any shares or   Dividends to
      the terms of issue thereof otherwise provide, all dividends shall    be paid in
      (as regards any shares not fully paid throughout the period in       proportion to
      respect of which the dividend is paid) be apportioned and paid pro   paid up
      rata according to the amounts paid or credited as paid up on the     capital
      shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Bye-Law no amount paid on a share in advance of calls shall be treated as paid on the share.

150.  (A)   The Board may retain any dividends or other moneys payable     Retention of
            on or in respect of a share upon which the Company has a       dividends etc.
            lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which
            the lien exists.

      (B)   The Board may deduct from any dividend or bonus                Deduction
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
            payable to any shareholder all sums of money (if any)          of debts
            presently payable by him to the Company on account of calls, instalments or otherwise.

151.  Any general meeting sanctioning a dividend may make a call on the    Dividend and
      shareholders of such amount as the meeting fixes, but so that the    call together
      call on each shareholder shall not exceed the dividend payable to him, and so that the call shall be made payable at the same time as the dividend, and the dividend may, if so arranged between the
      Company and the shareholder, be set off against the call.

152.  A transfer of shares shall not pass the right to any dividend or     Effect of
      bonus declared thereon before the registration of the transfer.      transfer

153.  If two or more persons are registered as joint holders of any        Receipt for
      share, any one of such persons may give effectual receipts for any   dividends by
      dividends, interim dividends or bonuses and other moneys payable     joint holders
      in respect of such shares.                                           of share

154.  Unless otherwise directed by the Board, any dividend or bonus may    Payment by
      be paid by cheque or warrant sent through the post to the            post
      registered address of the shareholder entitled, or, in case of joint holders, to the registered address of that one whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent, and the payment of any such cheque or warrant shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.

155.  All dividends or bonuses unclaimed for one year after having been    Unclaimed
      declared may be invested or otherwise made use of by the Board for   dividend
      the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company.

156.  Any resolution declaring a dividend on shares of any class,          Record dates
      whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable or made to the persons registered as the holder of such
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

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
      shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend or other distribution shall be payable or made to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend or other distribution between the transferors and transferees of any such shares. The provisions of this Bye-Law shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the shareholders.

                DISTRIBUTION OF REALISED CAPITAL PROFITS

157.  The Company in general meeting may at any time and from time to      Distribution
      time resolve that any surplus moneys in the hands of the Company     of realised
      representing capital profits arising from moneys received or         capital
      recovered in respect of or arising from the realisation of any       profits
      capital assets of the Company or any investments representing the same and not required for the payment or provision of any fixed preferential dividend instead of being applied in the purchase of any other capital assets or for other capital purposes be
      distributed amongst the ordinary shareholders on the footing that they receive the same as capital and in the shares and proportions in which they would have been entitled to receive the same if it had been distributed by way of dividend, provided that no such profits as aforesaid shall be so distributed unless there shall remain in the hands of the Company a sufficiency of other assets to answer in full the whole of the liabilities and paid-up share capital of the Company for the time being.

                             ANNUAL RETURNS

158.  The Board shall make or cause to be made such annual or other        Annual Returns
      returns or filings as may be required to be made in accordance with the Statutes.

                                ACCOUNTS

159.  The Board shall cause true accounts to be kept of the sums of        Accounts to
      money received and expended by the Company, and the matters in       be kept
      respect of which such receipts and expenditure take place; and of the property, assets, credits and liabilities of the Company and of all other matters required by the Statutes or necessary to give a true and fair view
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
      of the state of the Company's affairs and to show and explain its transactions.

160.  The books of account shall be kept at the Head Office or at such     Where
      other place or places as the Board thinks fit and shall always be    accounts to
      open to the inspection of the Directors provided that such records   be kept
      as are required by the Statutes shall also be kept at the
      Registered Office.

161.  No shareholder (not being a Director) or other person shall have     Inspection by
      any right of inspecting any account or book or document of the       shareholders
      Company except as conferred by the Statutes or ordered by a court of competent jurisdiction or authorised by the Board or the
      Company in general meeting.

162.  (A)   The Board shall from time to time cause to be prepared and     Annual profit
            laid before the Company at its annual general meeting such     and loss
            profit and loss accounts, balance sheets, group accounts (if   account and
            any) and reports as are required by the Statutes.              balance sheet

      (B)   Every balance sheet of the Company shall be signed on behalf   Annual report
            of the Board by two of the Directors and subject to            of Directors
            paragraph (C) below, a copy of every balance sheet             and balance
            (including every document required by law to be comprised      sheet to be
            therein or annexed thereto) and profit and loss account        sent to
            which is to be laid before the Company at its annual general   shareholders
            meeting, together with a copy of the Directors' report and a copy of the Auditors' report or a Summary Financial Report in place of the Directors' report and the Auditors' report
            (provided that prior consent has been obtained from the
            shareholder and to the extent as allowed by the Companies
            Act and other relevant legislations, regulations and the
            Listing Rules), shall not less than twenty-one days before the date of the meeting be sent using electronic means
            (provided that prior consent has been obtained from the
            shareholder pursuant to the Companies Act and other relevant legislations, regulations and the Listing Rules) or by post in a prepaid envelope or wrapper or by delivery or by
            leaving it at such registered address as appearing in the
            register or served personally or otherwise made available by the Company using electronic means to every shareholder of, and every holder of debentures of, the Company and every
            other person entitled to receive notices of general meetings of the Company under the provisions of the Companies Act or these Bye-Laws, provided
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
            that this Bye-Law shall not require a copy of those
            documents to be sent, served or otherwise made available to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or
            debentures, but any shareholder or holder of debentures to whom a copy of those documents has not been sent, served or otherwise made available to shall be entitled to receive a copy free of charge on application at the Head Office or the
            Registration Office. If all or any of the shares or
            debentures of the Company shall for the time being be (with the consent of the Company) listed or dealt in on any stock exchange, there shall be forwarded to the appropriate
            officer of such stock exchange such number of copies of such documents as may for the time being be required under its
            regulations or practice.

      (C) For the purpose of this Bye-Law, subject to compliance with the publication, shareholder's consent and notification requirements of the Statutes and any rules prescribed by the stock exchange in the Relevant Territory from time to time, publication by the Company on the Company's web-site of those documents to be sent to shareholders of the Company in paragraph (B) above at least 21 days before the date of the annual general meeting shall, in relation to each such shareholder of the Company, be deemed to discharge the Company's obligations under paragraph (B) above.

                                AUDITORS

163.  (A)   Auditors shall be appointed and the terms and tenure of such   Appointment
            appointment and their duties at all times regulated in         of Auditors
            accordance with the provisions of the Companies Act.

      (B)   The Company shall at each annual general meeting appoint one or more firms of auditors to hold office until the
            conclusion of the next annual general meeting, but if an
            appointment is not made, the Auditors in office shall
            continue in office until a successor is appointed. A
            Director, officer or employee of the Company or of any of
            its subsidiaries or a partner, officer or employee of any
            such Director, officer or employee shall not be capable of being appointed Auditors of the Company. The Board may fill any casual vacancy in the office of Auditors, but while any such vacancy continues the surviving or continuing
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
            Auditors (if any) may act. Subject as otherwise provided by the Companies Act, the remuneration of the Auditors shall be fixed by or on the authority of the Company in the annual
            general meeting except that in any particular year the
            Company in general meeting may delegate the fixing of such remuneration to the Board and the remuneration of any
            Auditors appointed to fill any casual vacancy may be fixed by the Directors.

164.  The Auditors shall have a right of access at all times to the        Auditors to
      books and accounts and vouchers of the Company and shall be          have right of
      entitled to require from the Directors and officers of the Company   access to
      such information as may be necessary for the performance of his or   books and
      their duties, and the Auditors shall make a report to the            accounts
      shareholders on the accounts examined by them and on every balance sheet, consolidated balance sheet and consolidated profit and loss account intended to be laid before the Company in the annual general meeting during their tenure of office as required by the
      Statutes.

165.  A person other than the retiring Auditors shall not be capable of    Appointment
      being appointed Auditors at an annual general meeting unless         of auditors
      notice of an intention to nominate that person to the office of      other than
      Auditors has been given to the Company not less than fourteen days   retiring
      before the annual general meeting, and the Company shall send a      auditors
      copy of any such notice to the retiring Auditors and shall give notice thereof to the shareholders not less than seven days before the annual general meeting provided that the above requirements may be waived by notice in writing by the retiring Auditors to the
      Secretary provided that if after a notice of the intention to nominate Auditors has been so given an annual general meeting is called for a date fourteen days or less after that notice has been given, the notice, though not given within the time required by this Bye-Law, shall be deemed to have been properly given for the purposes thereof, and the notice to be sent or given by the
      Company may instead of being sent or given within the time required by this provision be sent or given at the same time as the notice of the annual general meeting.

166.  Subject to the provisions of the Companies Act, all acts done by     Defect of
      any person acting as Auditors shall, as regards all persons          appointment
      dealing in good faith with the Company, be valid, notwithstanding that there was some defect in their appointment or that they were at the time of their appointment not qualified for appointment or subsequently became disqualified.
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
                                 NOTICES

167.(A)(1)  Except where otherwise expressly stated, any notice to be      Service of
            given to or by any person pursuant to these Bye-Laws shall     notices
            be in writing or, to the extent permitted by the Statutes
            and any applicable rules prescribed by the stock exchange in the Relevant Territory from time to time and subject to this
            Bye-Laws, contained in an electronic communication. A notice calling a meeting of the Directors need not be in writing.

167.(A)(2)  A notice or document (including a share certificate) may be served on or delivered to any shareholder of the Company either personally or by sending it through the post in a prepaid envelope or wrapper addressed to such shareholder at his registered address as appearing in the register or by leaving it at that address addressed to the shareholder or by any other means authorized in writing by the member concerned or by publishing it by way of advertisement in the Newspapers. In the case of joint holders whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders. Without limiting the generality of the foregoing but subject to the Statutes and any rules prescribed by the stock exchange in the Relevant Territory from time to time, a notice or document may be served or delivered by the Company to any shareholder by electronic means to such address as may from time to time be authorised by the member concerned or by publishing it on a computer network and notifying the shareholder concerned, in such manner as he may from time to time authorize, that it has been so published.

167.(A)(3)  Any such notice or document may be served or delivered by the Company by reference to the register as it stands at any time not more than fifteen days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or document is served or delivered to any person in respect of a share in accordance with these Bye-Laws, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

167.(B)(1)  Any notice or document required to be sent to
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
            or served upon the Company, or upon any officer of the
            Company, may be sent or served by leaving the same or
            sending it through the post in a prepaid envelop or wrapper addressed to the Company or to such officer at the Company's head office or Registered Office.

167.(B)(2)  The Directors may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication, and may prescribe such procedures as they deem fit for verifying the authenticity or integrity of any such electronic communication. Any notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the Directors.

168.  Any shareholder whose registered address is outside the Relevant     Shareholders
      Territory may notify the Company in writing of an address in the     out of the
      Relevant Territory which for the purpose of service of notice        Relevant
      shall be deemed to be his registered address. Where the registered   Territory
      address of the shareholder is outside the Relevant Territory, notice, if given through the post, shall be sent by prepaid airmail letter.

169.  Any notice or other document, if sent by mail, postage prepaid,      When notice
      shall be deemed to have been served or delivered on the day          by post
      following that on which the letter, envelope, or wrapper             deemed to be
      containing the same is put into the post. In proving such service    served
      it shall be sufficient to prove that the letter, envelope or wrapper containing the notice or document was properly addressed and put into the post as prepaid mail. Any notice or document not sent by post but deposited by the Company at a registered address shall be deemed to have been served or delivered on the day that it was so deposited. Any notice or document, if sent by electronic means (including through any relevant system), shall be deemed to have been given on the day following that on which the electronic communication was sent by or on behalf of the Company. Any notice or document served or delivered by the Company by any other means authorised in writing by the shareholder concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose. Any notice or other document published by way of advertisement or on a computer network shall be deemed to have been served or delivered on the day it was so published.

170.  A notice may be given by the Company to the person                   Service of
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
      entitled to a share in consequence of the death, mental disorder     notice to
      or bankruptcy of a shareholder by sending it through the post in a   persons
      prepaid envelope or wrapper addressed to him by name, or by the      entitled on
      title of representative of the deceased, or trustee of the           death, mental
      bankrupt, or by any like description, at the address, if any,        disorder or
      supplied for the purpose by the person claiming to be so entitled,   bankruptcy
      or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

171.  Any person who by operation of law, transfer or other means          Transferee to
      whatsoever shall become entitled to any share shall be bound by      be bound by
      every notice in respect of such share which prior to his name and    prior notices
      address being entered on the register shall have been duly given to the person from whom he derives his title to such share.

172.  Any notice or document delivered or sent by post to, or left at      Notice valid
      the registered address of, any shareholder in pursuance of these     though
      presents, shall notwithstanding that such shareholder be then        shareholder
      deceased or bankrupt and whether or not the Company has notice of    deceased,
      his death or bankruptcy, be deemed to have been duly served in       bankrupt
      respect of any registered shares whether held solely or jointly with other persons by such shareholder until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

173.  The signature to any notice to be given by the Company may be        How notice to
      written or printed.                                                  be signed

                               INFORMATION

174.  No shareholder (not being a Director) shall be entitled to require   Shareholders
      discovery of or any information respecting any detail of the         not entitled
      Company's trading or any matter which is or may be in the nature     to information
      of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company which in the opinion of the Board it will be inexpedient in the interests of the shareholders of the Company to communicate to the public.
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

                               WINDING UP

175.  A resolution that the Company be wound up by the Court or be wound   Modes of
      up voluntarily shall be a Special Resolution.                        winding up

176.  If the Company shall be wound up, the surplus assets remaining       Distribution
      after payment to all creditors shall be divided among the            of assets in
      shareholders in proportion to the capital paid up on the shares      winding up
      held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up on the shares held by them respectively.

177.  If the Company shall be wound up (whether the liquidation is         Assets may be
      voluntary or ordered by the Court) the liquidator may, with the      distributed
      sanction of a Special Resolution, divide among the shareholders in   in specie
      specie or kind the whole or any part of the assets of the Company whether the assets shall consist of property of one kind or shall consist of properties of different kinds and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders and the shareholders within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other assets upon which there is a liability.

                                INDEMNITY

178.  Save and except so far as the provisions of this Bye-Law shall be    Indemnity
      avoided by any provisions of the Statutes, the Directors,
      alternate Directors, Auditors, Secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the
      Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the
      Company from and against all actions, costs,
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
      charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own wilful neglect or default, fraud and dishonesty respectively, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own wilful neglect or default, fraud and dishonesty
      respectively.

                        UNTRACEABLE SHAREHOLDERS

179.  Without prejudice to the rights of the Company under Bye-Law 155     Company cease
      and the provisions of Bye-Law 180, the Company may cease sending     sending
      such cheques for dividend entitlements or dividend warrants by       dividend
      post if such cheques or warrants have been left uncashed on two      warrants etc.
      consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

180.  The Company shall have the power to sell, in such manner as the      Company may
      Board thinks fit, any shares of a shareholder who is untraceable,    sell shares
      but no such sale shall be made unless:-                              of untrace-
                                                                           able share-
      (i)   all cheques or warrants, being not less than three in total    holders
            number, for any sum payable in cash to the holder of such
            shares in respect of them sent during the relevant period in the manner authorised by the Bye-Laws of the Company have
            remained uncashed;

      (ii)  so far as it is aware at the end of the relevant period, the
            Company has not at any time during the relevant period
            received any indication of the existence of the shareholder who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law;
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
      (iii) the Company has caused an advertisement to be inserted in the Newspapers of its intention to sell such shares and a
            period of three months has elapsed since the date of such
            advertisement; and

      (iv)  the Company has notified the stock exchange in the Relevant
            Territory of its intention to effect such sale.

      For the purpose of the foregoing, "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (iii) of this Bye-Law and ending at the expiry of the period referred to in that paragraph.

      To give effect to any such sale the Board may authorise any person to transfer the said shares and the instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such proceeds it shall become indebted to the former shareholder for an amount equal to such net proceeds. No trusts shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Bye-Law shall be valid and effective notwithstanding that the shareholder holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

                        DESTRUCTION OF DOCUMENTS

181.  Subject to the Companies Act, the Company may destroy:-              Destruction
                                                                           of Documents
      (a)   any share certificate which has been cancelled at any time after the expiry of one year from the date of such
            cancellation;

      (b)   any dividend mandate or any variation or cancellation
            thereof or any notification of change of name or address at any time after the expiry of two years from the date on
            which such
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
            mandate, variation, cancellation or notification was
            recorded by the Company;

      (c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

      (d) any other document, on the basis of which any entry in the register is made, at any time after the expiry of six years from the date on which an entry in the register was first made in respect of it;

      and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

      (i) the foregoing provisions of this Bye-Law shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

      (ii) nothing contained in this Bye-Law shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

      (iii) references in this Bye-Law to the destruction of any document include reference to its disposal in any manner.

                         RESIDENT REPRESENTATIVE

182.  Pursuant to the provisions of the Statutes, the Board shall, for     Resident
      so long as the Company does not have a quorum of Directors           Representative
      ordinarily resident in Bermuda, appoint a Resident Representative as defined in the Statutes, to act on its behalf in Bermuda and to maintain all such records as may be required by the Statutes to be maintained in Bermuda and to make all necessary filings with the
      Ministry of Finance and Registrar of Companies in Bermuda as may
      be required by the Statutes and to fix his or their or its remuneration either by way of salary or fee for the period of the
      Resident Representative's
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

      service to the Company.

                         MAINTENANCE OF RECORDS

183.  The Company shall keep at the office of its Resident                 Maintenance
      Representative, in accordance with the provisions of the Statutes,   of records
      the following:-

      (i) minutes of all proceedings of general meetings of the Company;

      (ii) all financial statements required to be prepared by the Company under the Companies Act together with the Auditors' report thereon;

      (iii) all records of account required by Section 83 of the Companies Act to be kept in Bermuda; and

      (iv) all such documents as may be required in order to provide evidence of the continued listing of the Company on an appointed stock exchange within the meaning of the Companies
            Act.

                       SUBSCRIPTION RIGHT RESERVE

184.  (A)   Subject to the Statutes if, so long as any of the rights       Subscription
            attaching to any warrants issued by the Company to subscribe   right reserve
            for shares of the Company shall remain exercisable, the
            Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in
            accordance with the provisions applicable under the terms
            and conditions of the warrants, would reduce the
            subscription price to below the par value of a share, then the following provisions shall apply:-

            (i)   as from the date of such act or transaction the
                  Company shall establish and thereafter (subject as
                  provided in this Bye-Law) maintain in accordance with
                  the provisions of this Bye-Law a reserve (the
                  "Subscription Right Reserve") the amount of which
                  shall at no time be less than the sum which for the
                  time being would be required to be capitalised and
                  applied in paying up in full the nominal amount of the
                  additional shares required to be issued and allotted
                  credited as fully paid pursuant to sub-paragraph (iii)
                  below on the exercise in full of
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
                  all the subscription rights outstanding and shall
                  apply the Subscription Right Reserve in paying up in
                  full such difference in respect of such additional
                  shares as and when the same are allotted;

            (ii) the Subscription Right Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than the share premium account and capital redemption reserve fund) have been used and will only be used to make good losses of the Company if and so far as is required by law;

            (iii) upon the exercise of all or any of the subscription
                  rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:-

                  (aa) the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

                  (bb) the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par;

                  and immediately upon such exercise so much of the sum standing to the credit of
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
                  the Subscription Right Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholder; and

            (iv) if upon the exercise of the subscription rights represented by any warrant the amount standing to the credit of the Subscription Right Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, contributed surplus account, share premium account and capital redemption reserve fund) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment up and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

      (B) Shares allotted pursuant to the provisions of this Bye-Law shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (A) of this Bye-Law, no fraction of any share
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
            shall be allotted on exercise of the subscription rights.

      (C) The provisions of this Bye-Law as to the establishment and maintenance of the Subscription Right Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating, the provisions for the benefit of any warrantholder or class of warrantholders under this Bye-Law without the sanction of a Special Resolution of such warrantholders or class of warrantholders.

      (D) A certificate or report by the Auditors for the time being of the Company as to whether or not the Subscription Right
            Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription
            Right Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Right
            Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

                              RECORD DATES

185. Notwithstanding any other provision of these Bye-Laws the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

                                  STOCK

186. The following provisions shall have effect at any time and from time to time that they are not prohibited or inconsistent with the Statutes:-

      (1) The Company may by Ordinary Resolution convert any paid up shares into stock, and may from time to time by like resolution reconvert any stock into paid up shares of any denomination.
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
      (2) The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might prior to conversion have been transferred or as near thereto as circumstances admit, but the Directors may from time to time, if they think fit, fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

      (3) The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings, and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage.

      (4) Such of the provisions of these Bye-Laws as are applicable to paid up shares shall apply to stock, and the words
            "share" and "shareholder" therein shall include "stock" and "stockholder".
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